UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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R1 RCM INC.
(Name of Registrant as Specified In Its Charter)

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NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 20, 2021

The 2021 Annual Meeting of Stockholders of R1 RCM Inc. will be held on May 20, 2021 at 8:30 a.m., Central time, as a virtual meeting conducted via live webcast, to consider and act upon the following matters:

1.    Elect the 10 nominees for director named in the proxy statement, each for a term ending at the 2022 Annual Meeting of Stockholders, and until his or her successor has been duly elected and qualified;

2.    Approve our Third Amended and Restated 2010 Stock Incentive Plan to increase the number of shares authorized for issuance under our Second Amended and Restated 2010 Stock Incentive Plan by 9.6 million shares;

3.    Vote on a non-binding advisory proposal to approve the compensation of our named executive officers;

4.    Ratify the selection by the audit committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

5.    Transact such other business as may properly come before the meeting or any adjournment thereof.

The 2021 Annual Meeting of Stockholders will be held as a virtual meeting and can be accessed at this website: www.virtualshareholdermeeting.com/RCM2021. Follow the directions at that website to log into the meeting. Use the number printed on your proxy card to register on the site. We recommend that you log in at least fifteen minutes in advance of the meeting to ensure that you are logged in when the meeting starts.

Stockholders of record at the close of business on March 23, 2021 are entitled to receive this notice of our Annual Meeting and to vote at the Annual Meeting and at any adjournments of the meeting.

By Order of the Board of Directors,

M. Sean Radcliffe
Corporate Secretary
Chicago, Illinois
April 6, 2021

YOUR VOTE IS IMPORTANT
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. THEREFORE PLEASE SUBMIT YOUR PROXY (1) OVER THE INTERNET, (2) BY TELEPHONE OR (3) BY MAIL. FOR SPECIFIC INSTRUCTIONS, PLEASE REFER TO THE QUESTIONS AND ANSWERS BEGINNING ON PAGE 2 OF THE PROXY STATEMENT AND THE INSTRUCTIONS ON THE PROXY CARD RELATING TO THE ANNUAL MEETING.

R1 RCM INC.
401 North Michigan Avenue
Chicago, Illinois 60611

PROXY STATEMENT
For our 2021 Annual Meeting of Stockholders to be held on May 20, 2021

R1 RCM Inc. (often referred to as the “Company,” “company,” “R1,” “we” or “us” in this document) is sending you this proxy statement in connection with the solicitation of proxies by our board of directors for use at our 2021 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held as a virtual meeting via live webcast on May 20, 2021 at 8:30 a.m. Central time. If the Annual Meeting is adjourned for any reason, then the proxies may be used at any adjournments of the Annual Meeting.

On or about April 6, 2021, we are mailing either a notice containing instructions on how to access this proxy statement and our annual report on-line, or a printed copy of these proxy materials, as required by the rules of the Securities and Exchange Commission.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Stockholders to be Held on May 20, 2021
This proxy statement and our 2020 Annual Report are available for viewing, printing and downloading at http://www.r1rcm.com/proxy
and www.proxyvote.com

You may request a copy of the materials relating to our Annual Meeting, including this proxy statement and form of proxy for our Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, at www.r1rcm.com, or by contacting our Office of Investor Relations by telephone at 312-324-5476 or by e-mail at investorrelations@r1rcm.com.

 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote on the following matters:

1.    Elect the 10 nominees for director named in this proxy statement, each for a term ending at the 2022 Annual Meeting of Stockholders, and until his or her successor has been duly elected and qualified;

2.    Approve our Third Amended and Restated 2010 Stock Incentive Plan to increase the number of shares authorized for issuance under our Second Amended and Restated 2010 Stock Incentive Plan by 9.6 million shares;

3.    Vote on a non-binding advisory proposal to approve the compensation of our named executive officers;

4.    Ratify the selection by the audit committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

5.    Transact such other business as may properly come before the meeting or any adjournment thereof.

Who can vote?

All stockholders of record at the close of business on March 23, 2021, which we refer to as the record date, are entitled to vote at the Annual Meeting.

What shares will be entitled to vote at the Annual Meeting?

Our voting securities consist of common stock, of which approximately 261,292,734 shares (excluding any treasury shares) were outstanding on the record date. Holders of our common stock may vote on each proposal that comes before the Annual Meeting.

How many votes do I have?

Each share of our common stock you owned on the record date entitles you to one vote on each matter that is voted on.

Is my vote important?
Your vote is important regardless of how many shares you own. Please take the time to read the instructions below and vote. Choose the method of voting that is easiest and most convenient for you and please cast your vote as soon as possible.

How do I vote?

The notice of internet availability of proxy materials, proxy card or voting instruction form you received contains instructions on how to vote either at our Annual Meeting, over the Internet, by telephone or by mail. To vote during the Annual Meeting, select the “Vote” button and complete the information from your proxy card to verify your eligibility to vote. Be sure to characterize your vote as your first vote or the withdrawal of a prior vote. Your vote must be cast during the Annual Meeting before the polls are closed. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our board of directors.

Can I change my vote or revoke my proxy after I have voted my shares?

Yes. You may revoke your proxy or change your vote at any time before it is exercised at the Annual Meeting by delivering to our corporate secretary a written notice of revocation or a duly executed proxy bearing a later date or by voting over the Internet, by telephone or by mail. You may not change your vote over the Internet, by telephone or by mail after 11:59 p.m. eastern time on May 19, 2021. Only your latest dated, valid proxy card received not later than 11:59 p.m. eastern time on May 19, 2021 will be counted, unless you submit your vote electronically during the virtual Annual Meeting. You may electronically vote or change or revoke a prior vote during the Annual Meeting. See “How do I vote?” above.

Can I vote if my shares are held in “street name”?

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your voting instruction form.

What constitutes a quorum?

In order for business to be conducted at the meeting, a quorum must be present. For all the matters that are voted upon at the Annual Meeting, a quorum consists of the holders of a majority of the common stock, issued, outstanding and entitled to vote at the meeting, present or represented by proxy. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

Shares of our common stock present or represented by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required for each item and how will the votes be counted?

Each share of common stock is entitled to one vote. Shares will not be voted in favor of a matter, and will not be counted as voting on a particular matter, if either (1) the holder of the shares abstains from voting on the matter or (2) the shares are broker non-votes, as described below.

Approval Requirements. If a quorum is present, the vote required to approve each of the proposals is as follows. All votes will be counted by the inspector of election appointed for the meeting.

•With respect to Proposal 1, the nominees for directors receiving a plurality of the votes cast by holders of our common stock at the meeting or by proxy, shall be elected to our board of directors. With respect to Proposal 1, you may vote “for” or “withhold” any or all director nominees.

•With respect to Proposals 2, 3 and 4, a majority of the votes cast by the holders of all shares of common stock represented at the meeting and voting affirmatively or negatively on such matter is required for approval. For Proposals 2, 3 and 4, abstentions are not counted for purposes of determining the minimum number of affirmative votes required for approval and, accordingly, have no effect on the outcome of voting on such proposals.

Broker Non-Votes. If your broker holds your shares in its name and does not receive voting instructions from you, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, the shares for which your broker receives no instruction from you will be treated as “broker non-votes.” Broker non-votes are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter. Proposal 4 is a discretionary item under these rules, and accordingly, your bank or brokerage firm will be able to vote your shares even if you do not give instructions on how to do so. Proposals 1, 2 and 3 are “non-discretionary” items. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in Proposal 1, 2 and/or 3, your shares may constitute broker non-votes with respect to such proposal and no votes will be cast on your behalf with respect to such proposal.

Broker non-votes will not affect the required vote with respect to Proposals 1, 2 and 3 (and will not affect the attainment of a quorum since the broker has discretion to vote on Proposal 4 and these votes will be counted toward establishing a quorum).

Who will count the votes?
Broadridge Financial Solutions will count, tabulate and certify the votes. A representative of Broadridge Financial Solutions will serve as the inspector of elections at the meeting.

How does the board of directors recommend that I vote on the proposals?
Our board of directors recommends that you vote:

FOR the election of the director nominees listed herein;

FOR the approval of the Third Amended and Restated 2010 Stock Incentive Plan;

FOR the approval, on an advisory basis, of the compensation of our named executive officers; and

FOR the ratification of the selection of our independent registered public accounting firm.

Will any other business be conducted at the Annual Meeting or will other matters be voted on?

We are not aware of any other business to be conducted or matters to be voted upon at the meeting. Under our bylaws, the deadline for stockholders to notify us of any proposals or nominations for director to be presented for action at the Annual Meeting was December 17, 2020. If any other matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Where can I find a list of stockholders of record entitled to vote at the Annual Meeting?

A list of stockholders of record entitled to vote at the Annual Meeting will be accessible on the virtual meeting website during the meeting for those attending the meeting, and for ten days prior to the meeting, at our corporate offices at 401 North Michigan Avenue, Chicago, Illinois 60611.

Where can I find the voting results?

We will report the voting results from the Annual Meeting in a Current Report on Form 8-K, which we expect to file with the Securities and Exchange Commission ("SEC") within four business days after the Annual Meeting.

How can I recommend a candidate for R1’s board of directors?

Stockholders may recommend director candidates for consideration by the nominating and corporate governance committee of our board of directors by submitting the stockholder’s name, address and number of shares of our stock held, as well as any other information required by our bylaws and the candidate’s name, age, address and resume to our corporate secretary at the address below. If a stockholder would like a candidate to be considered at the 2022 Annual Meeting of Stockholders, then the stockholder must follow the procedures for stockholder proposals outlined immediately below under “How and when may I submit a stockholder proposal for the 2022 Annual Meeting of Stockholders?” You can find more detailed information on our process for selecting board members and our criteria for board nominees in the section of this proxy statement entitled “Board Committees - Nominating and Corporate Governance Committee” and in the Corporate Governance Guidelines posted in the “Corporate Governance” section of the “Investor Relations” page of our website, www.r1rcm.com.

How and when may I submit a stockholder proposal for the 2022 Annual Meeting of Stockholders?

If you are interested in submitting a proposal for inclusion in the proxy statement for our 2022 Annual Meeting of Stockholders, you must follow the procedures outlined in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). A proposal that a stockholder would like included in our proxy statement for the 2022 Annual Meeting of Stockholders must satisfy all applicable requirements of Rule 14a-8 and must be received at the address below no later than December 7, 2021. This deadline may change if our 2022 Annual Meeting of Stockholders is held before April 20, 2022 or after June 19, 2022.

If you wish to present a proposal or a proposed director candidate at the 2022 Annual Meeting of Stockholders, but do not wish to have the proposal or director candidate considered for inclusion in the proxy statement and proxy card, you must satisfy all applicable requirements set forth in our bylaws and give written notice to us at the address noted below not earlier than January 20, 2022 and not later than February 19, 2022. This deadline may change if our 2022 Annual Meeting of Stockholders is held before April 30, 2022 or after July 19, 2022.

Any proposals, notices or information about proposed director candidates should be sent to:

R1 RCM Inc.
401 North Michigan Avenue
Chicago, Illinois 60611
Attention: Corporate Secretary

How can I communicate with R1’s board of directors?

Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chair of the nominating and corporate governance committee, with the assistance of our senior management, is primarily responsible for monitoring and responding to communications from stockholders and other interested parties and for providing copies or summaries of communications to the other directors, as he considers appropriate.

All communications are forwarded to the chair of the nominating and corporate governance committee and to the chair of another committee of the board of directors, if the communication was addressed to the attention of another committee of the board of directors. The chair of the nominating and corporate governance committee, and, in the case of communications to be addressed by another committee of the board of directors, in consultation with the chair of that committee, shall decide in each case whether any particular communication should be forwarded to some or all other members of the board of directors.

Our stockholders may send communications to our board of directors by forwarding them addressed to our corporate secretary, our board of directors or, in the case of matters concerning accounting, internal accounting controls and auditing, our audit committee, at the above address.

Who bears the costs of soliciting these proxies?

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and employees may, without additional pay, solicit proxies by telephone, facsimile, e-mail and in person. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the proxies. We will reimburse the brokerage houses and other persons for their reasonable expenses in connection with this distribution.

How can I obtain a copy of R1’s Annual Report on Form 10-K?

Our Annual Report on Form 10-K is available in the “SEC Filings” section of the “Investor Relations” page of our website at www.r1rcm.com.

Alternatively, if you would like us to send you a copy of our Annual Report on Form 10-K (without exhibits), without charge, please contact:

R1 RCM Inc.
401 North Michigan Avenue
Chicago, Illinois 60611
Attention: Investor Relations
Telephone: 312-324-5476
investorrelations@r1rcm.com

If you would like us to send you a copy of the exhibits listed on the exhibit index of our Annual Report on Form 10-K, we will do so upon your payment of our reasonable expenses in furnishing a requested exhibit.

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting or your ownership of our common stock, please contact our Investor Relations department at the address, telephone number or e-mail address listed above.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write our Investor Relations department at the address, telephone number or e-mail address listed above. If you want to receive separate copies of our proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder.

PROPOSAL 1 - ELECTION OF DIRECTORS

Our board of directors is currently authorized to have eleven members. Our restated certificate of incorporation and our amended and restated bylaws provide that the number of directors is to be established by the board of directors.

Pursuant to the terms of the Investor Rights Agreement (the “Investor Rights Agreement”) between the Company and TCP-ASC ACHI Series LLLP (the “Investor”), a Delaware series limited liability limited partnership jointly owned by Ascension Health Alliance d/b/a Ascension (“Ascension”) and investment funds affiliated with TowerBrook Capital Partners L.P. (“TowerBrook”), for so long as the Investor’s “Ownership Threshold” (as that term is defined in the Investor Rights Agreement) is met, the Investor shall be entitled to nominate such number of individuals to our board of directors constituting a majority of our board of directors (collectively, the “Investor Designees”), and entitled to designate the chair of our board of directors. Messrs. Feiner, Henneman, Moszkowski, Sacks, Speranzo and Tersigni currently serve on our board of directors as Investor Designees.

Pursuant to the terms of the Securities Purchase Agreement (the “Securities Purchase Agreement”) between the Company and IHC Health Services, Inc. (“Intermountain Healthcare” or “Intermountain”), for so long as Intermountain’s Ownership Threshold (as that term is defined in the Securities Purchase Agreement) is met, Intermountain shall be entitled to nominate one individual (the “Intermountain Designee”) to our board of directors. Mr. Zimmerli currently serves on our board of directors as the Intermountain Designee.

Ten of the directors currently serving on the board of directors are up for election at this Annual Meeting, and our stockholders will have an opportunity to vote for the re-election of the following nominees: Michael C. Feiner, Joseph Flanagan, John B. Henneman, III, Alex J. Mandl, Neal Moszkowski, Ian Sacks, Jill Smith, Anthony J. Speranzo, Anthony R. Tersigni and Albert R. Zimmerli. The board of directors is not making a nomination for an eleventh director at this time. The board of directors intends to fill the vacancy at such time as it identifies an appropriate candidate for election to the board of directors.

You can find more information about the director nominees in the section of this proxy statement entitled “Information About Our Directors, Officers and 5% Stockholders - Our Board of Directors.”

If elected, Ms. Smith and Messrs. Feiner, Flanagan, Henneman, Mandl, Moszkowski, Sacks, Speranzo, Tersigni and Zimmerli will hold office until the 2022 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. All nominees have consented to being named in this proxy statement and indicated their willingness to serve if elected. However, if any of them should be unable to serve, proxies may be voted for substitute nominees nominated by our board of directors, or our board of directors may reduce the number of directors.

Our board of directors recommends a vote FOR the nominees for director.

PROPOSAL 2 - APPROVAL OF R1 RCM INC. THIRD AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

Overview of Amendment

We are asking you to approve the proposed R1 RCM Inc. Third Amended and Restated 2010 Stock Incentive Plan (the “Amended Plan”), which is an amendment and restatement of the Accretive Health, Inc. Second Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan”). Our board of directors has adopted, subject to stockholder approval, the Amended Plan on March 23, 2021, which authorizes the issuance of an additional 9.6 million shares pursuant to stock options, awards of restricted stock, restricted stock units (“RSUs”), performance awards, stock appreciation rights and other stock-based awards (collectively, the “awards”).

The Amended Plan would implement the following material changes to the 2010 Plan, subject to our stockholders’ approval:

•Increase the number of shares of our common stock that may be authorized for grants pursuant to awards under the 2010 Plan by 9.6 million shares. As of March 3, 2021, approximately 4,997,606 shares remain available for future grants under the 2010 Plan.

•Clarify that dividend equivalents are subject to the same restrictions on transfer and forfeitability as the awards with respect to which they relate and will not be paid unless and until such awards have vested and been earned.

•Reflect a change in the Company’s name from Accretive Health, Inc. to R1 RCM Inc.

•Remove certain provisions relating to Section 162(m) of the Internal Revenue Code, as discussed below under “Federal Income Tax Consequences—Certain Tax Code Limitations on Deductibility.” These provisions (including a list of specific performance goals, a limit of 3,000,000 shares of our common stock that could be subject to awards granted to an individual participant in any calendar year and certain related provisions) were originally intended to comply with the performance-based compensation exception of Section 162(m). However, in 2017, the Tax Cuts and Jobs Act amended Section 162(m) to remove this exception; as a result, compliance with the Section 162(m) performance-based compensation exception requirements is no longer applicable and these provisions were removed from the Amended Plan. These changes do not increase the types of awards that may be granted under the Amended Plan and we still will be permitted (but not required) to grant awards under the Amended Plan that are subject to the achievement of performance goals.

Equity awards are an important component of R1’s executive compensation program. Over the last several years, R1’s equity grants have supported strong performance in a number of areas including:

•Outstanding share price growth.

•The hiring and retention of an experienced and talented executive leadership team.

•Strong operating and financial performance, including new client acquisition, superior revenue growth, and consistent growth in EBITDA.

As of March 3, 2021, R1 had 4,997,606 shares remaining in its share reserve under the plan, which may not be enough to fund grants in 2022 and beyond. Replenishing the management share reserve is critical to R1’s continued success. Equity awards:

•Help retain executives, employees, and independent directors, and enable R1 to continue to attract top talent to the company.

•Focus executives and employees on long-term shareholder returns, and link executive compensation to shareholder performance.

•Reward promotions and top performers.

•Represent a cash-, accounting-, and tax-efficient form of compensation.

In determining the number of additional shares to be authorized for issuance under the Amended Plan, our board of directors considered, among other things, our hiring plans and expected number of employees and directors, our historical share usage under the 2010 Plan, our current overhang in shares issuable with respect to outstanding awards, the existing terms of such outstanding awards, market practices with respect to typical share reserve and equity award levels, and assumptions regarding stock option exercise activity and forfeiture rates.

We believe that the potential dilution that may result from the Amended Plan is reasonable and aligned with market for a company of our size and in our industry. In addition, we believe that the benefits to our stockholders resulting from equity award grants to our employees, including alignment with shareholders and mitigation of inappropriate risk taking, outweigh the potential dilutive effect of grants under the Amended Plan. Our board of directors believes that paying a portion of variable compensation in the form of equity awards that vest over multiple years is an effective method of aligning the interests of employees with those of our stockholders, encouraging ownership in the Company and retaining, attracting and rewarding talented employees.

Although references within this Proposal No. 2 will include both material and non-material amendments to the Amended Plan, when you are asked to vote on the “Amendment” pursuant to Proposal 2, it is only these material items that will be subject to stockholder approval. The amendment and restatement also provides for certain other non-material amendments to the 2010 Plan (the “Administrative Items”). These Administrative Items may be implemented without stockholder approval, and have been reflected in the Summary of the Amended Plan below to provide a description of the Amended Plan as it will exist following the amendment and restatement to the 2010 Plan.

Share Information

As of March 3, 2021, the 2010 Plan had 13,016,319 shares subject to currently outstanding awards including 7,494,724 shares subject to outstanding RSUs and performance-based restricted stock units (“PBRSUs”) and 5,521,595 outstanding options with a weighted average remaining term of 6 years and a weighted average exercise price of $3.19 and 4,997,606 shares available for future issuances.

Summary of the Amended Plan

A brief summary of the Amended Plan is outlined below. The following summary is not a complete description of all of the provisions of the Amended Plan and is qualified in its entirety by reference to the Amended Plan, a copy of which is attached hereto as Appendix A.

Stock Available for Awards

Authorized Number of Shares. Up to 55,974,756 shares of common stock, subject to adjustment for changes in our capitalization or reorganization events, will be authorized for issuance pursuant to Awards granted under the Amended Plan. This number includes the number of shares of common stock subject to outstanding awards granted under our 2010 Plan, which awards may expire, terminate or otherwise be surrendered, cancelled, forfeited or repurchased by us at their original issue price pursuant to a contractual repurchase right (subject, in the case of incentive stock options, to any limitations under the Internal Revenue Code of 1986, as amended (the “Code”)).

Share Counting. The Amended Plan provides that all shares of our common stock covered by stock appreciation rights shall be counted against the number of shares available for the grant of awards under the Amended Plan; provided, however, that (i) any awards that may be settled only in cash shall not be so counted and (ii) if we grant a stock appreciation right in tandem with an option for the same number of shares of common stock and provide that only one such Award may be exercised, which we refer to as a tandem stock appreciation right, only the shares covered by the option and not the shares covered by the tandem stock appreciation right shall be so counted, and the expiration of one in connection with the others’ exercise will not restore shares to the Amended Plan. The Amended Plan also provides that shares of our common stock delivered to us by a participant to (i) purchase shares of common stock upon exercise of an award or (ii) satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) may no longer be added back to the number of shares available for the future grant of awards. The Amended Plan also provides that shares of our common stock that we repurchase on the open market using the proceeds from the exercise of an award shall not increase the number of shares available for future grant of awards.

Reacquired Shares. If any award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of common stock subject to such award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any common stock not being issued (including as a result of a stock appreciation right that was settleable either in cash or in stock actually being settled in cash), the unused common stock covered by such award shall again be available for the grant of awards; provided, however, that (1) in the case of incentive stock options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of a stock appreciation right, the number of shares counted against the shares available under the Amended Plan shall be the full number of shares subject to the stock appreciation right multiplied by the percentage of the stock appreciation right actually exercised, regardless of the number of shares actually used to settle such stock appreciation right upon exercise and (3) the shares covered by a tandem stock appreciation right shall not again become available for grant upon the expiration or termination of such tandem stock appreciation right.

Substitute Awards. In connection with a merger or consolidation of an entity with us or the acquisition by us of property or stock of an entity, our board of directors may grant awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute awards may be granted on such terms as our board of directors deems appropriate in the circumstances, notwithstanding any limitations on awards contained in the Amended 2010 Plan. Substitute awards shall not count against the overall share limit of the Amended Plan, except as may be required by reason of Section 422 and related provisions of the Code.

Types of Awards

The Amended Plan provides for the grant of “incentive stock options” intended to qualify under Section 422 of the Code, non-statutory stock options, stock appreciation rights, restricted stock, RSUs and other stock-based awards.

Stock Options. Stock options entitle recipients to purchase a specified number of shares of common stock at a specified share price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price that is no less than 100% of the fair market value of a share of common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to any participant holding more than 10% of the voting power of our company). If our board of directors approves a grant effective as of a future date, the exercise price will be no less than 100% (or 110%, as applicable) of the fair market value of a share of common stock on such future date. Only employees may be granted incentive stock options. Options granted pursuant to the Amended Plan may not be granted with a term in excess of 10 years (or, in excess of five years in the case of incentive stock options granted to any participant holding more than 10% of the voting power of our company). The Amended Plan permits the following forms of payment of the exercise price of options: (i) payment by cash or check, (ii) subject to certain conditions, payment in connection with a “cashless exercise” through a broker, (iii) subject to certain conditions, surrender to us of shares of common stock, (iv) with respect to a non-statutory stock option, payment in shares of common stock in the form of a “net exercise”, (v) payment by any other lawful consideration as our board of directors may determine, or (vi) any combination of these forms of payment.

Stock Appreciation Rights. Stock appreciation rights entitle recipients to receive the appreciation in the value of our common stock over the value of the common stock on the date of grant of the stock appreciation right, which we refer to as the measurement price. Stock appreciation rights may be settled by the delivery of shares of our common stock or in cash. Stock appreciation rights may be issued in tandem with options or as stand-alone rights. The measurement price will be no less than 100% of the fair market value of a share of common stock on the date of grant. If our board of directors approves a grant effective as of a future date, the measurement price will be no less than 100% of the fair market value of a share of common stock on such future date. The maximum term of any stock appreciation right granted pursuant to the Amended Plan will be no more than 10 years from the date of grant.

Restricted Stock and RSU Awards. Awards of restricted stock entitle recipients to acquire shares of common stock, subject to our right to repurchase, or require the forfeiture of such shares if issued at no cost, all or part of such shares from the recipient in the event that the conditions specified in the applicable award agreement are not satisfied prior to the end of the applicable restriction period established for such award. Unless otherwise provided in the applicable award agreement, any dividend declared and paid by us with respect to a share of restricted stock shall be paid to the recipient (without interest) only if and when such shares of restricted stock become free from any applicable restrictions on transferability and forfeitability. Alternatively, instead of issuing common stock that is subject to repurchase, our board of directors may grant awards known as RSUs that entitle recipients to receive unrestricted shares of common stock or cash at such time as the conditions specified in the applicable award agreement are satisfied. Our board of directors may, in its discretion, provide that settlement of RSUs shall be deferred, on a mandatory basis or at the election of the recipient in a manner that complies with Section 409A of the Code. A recipient has no voting rights with respect to any RSUs. A grant of RSUs may provide the recipient with a right to receive dividend equivalents subject to the same restrictions on transfer and forfeitability as the awards with respect to which they relate and any such dividend equivalents will not be paid unless and until the underlying RSUs have vested and been earned.

Other Stock-Based Awards. Under the Amended Plan, our board of directors has the right to grant other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our common stock or other property, having such terms and conditions as our board of directors may determine. We refer to these types of awards as other stock-based Awards. Other stock-based awards may be available as a form of payment in the settlement of other awards granted under the Amended Plan or as payment in lieu of compensation to which a recipient is otherwise entitled. Other stock-based awards may be paid in shares of our common stock or cash, as our board of directors determines.

Performance Awards. Awards granted under the Amended Plan may be subject to achievement of performance goals (a “performance award”). The performance goals to be achieved during a performance period shall be determined by the board of directors upon the grant of each performance award.

Certain Award Terms

Limitations on Repricing of Options or Stock Appreciation Rights; No Reload Options or Reload Stock Appreciation Rights. Unless approved by our stockholders or otherwise permitted under the terms of the Amended Plan as a result of changes in our capitalization or reorganization events: (1) no outstanding option or stock appreciation right may be amended to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of the option or stock appreciation right, (2) we may not cancel any outstanding option or stock appreciation right and grant in substitution therefor new awards under the Amended Plan, other than as specifically described under the heading “Substitute Awards” above, covering the same or a different number of shares of common stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the cancelled option or stock appreciation right, (3) we may not cancel in exchange for a cash payment any outstanding option or stock appreciation right with an exercise price or measurement price per share above the then-current fair market value of a share of our common stock, and (4) we may not take any other action under the Amended Plan that constitutes a “repricing” under the rules of the applicable listing standards of the national securities exchange on which the Common Stock is listed (if any). No option or stock appreciation right granted under the Amended Plan shall contain any provision entitling the recipient to the automatic grant of additional options or stock appreciation rights in connection with any exercise of the original option or stock appreciation right.

Minimum Vesting; Limitations on Acceleration. No Award may vest earlier than the first anniversary of its date of grant unless such Award is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the recipient. This vesting limitation does not apply to awards granted to non-employee directors or (ii) in addition to awards granted to non-employee directors, an aggregate of up to 5% of the maximum number of authorized shares available for issuance under the Amended Plan. In addition, the Amended Plan prohibits our board of directors from amending any award to make such Award immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be, except (i) upon the death or disability of the recipient, (ii) upon the merger, consolidation, reorganization, recapitalization or change in control of the Company or as a result of any circumstance described below under the heading “Adjustments for Changes in Common Stock and Certain Other Events”, or (iii) in any other circumstance with respect to Awards representing an aggregate of up to 5% of the maximum number of authorized shares available for issuance under the 2010 Plan. In addition, the board of directors may provide, at any time and for any reason, that any award shall become immediately exercisable in whole or in part, free from some or all of the restrictions and conditions applicable to such award or otherwise realizable in whole or in part, as the case may be, solely to the extent required by an agreement, obligation or applicable law.

Eligibility to Receive Awards; Plan Benefits

Our employees, officers, directors, consultants and advisors are eligible to be granted Awards under Amended Plan. The amount and timing of all awards under the Amended Plan will be determined in the sole discretion of our board of directors or a committee thereof and therefore cannot be determined in advance. As of March 3, 2021, there were approximately 20,900 employees, 5 officers, 9 directors, and 1,400 consultants and advisors eligible to receive awards under the Amended Plan. As of March 3, 2021, approximately 300 employees, 5 officers, and 6 directors participated in the 2010 Plan, and no consultants or advisors participated in the 2010 Plan.

Federal Income Tax Consequences

The U.S. federal income tax consequences of the Amended Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the Amended Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or foreign tax consequences. Tax considerations may vary from locality to locality and depending upon individual circumstances.

Section 409A of the Code.    Certain types of awards under the Amended Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the extent applicable, the Amended Plan and awards granted under the plan will be structured and interpreted to comply with, or be exempt from, Section 409A of the Code and the regulations and other interpretive guidance that may be issued under Section 409A. To the extent determined necessary or appropriate by the board of directors, the Amended Plan and applicable award agreements may be amended without award holder consent to exempt the applicable awards from Section 409A of the Code or to comply with Section 409A.

Non-Qualified Stock Options.    For federal income tax purposes, if participants are granted non-qualified stock options under the Amended Plan, participants generally will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of non-qualified stock options, participants will recognize ordinary income, and the Company will be entitled to a deduction in an amount equal to the difference between the option exercise price and the fair market value of the common stock on the date of exercise. The basis that participants have in shares of common stock, for purposes of determining their gain or loss on subsequent disposition of such shares of common stock generally, will be the fair market value of the shares of common stock on the date the participants exercise their options. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options.    There is no taxable income to participants when participants are granted an incentive stock option under Section 422 of the Code or when that option is exercised. However, the amount by which the fair market value of the shares of common stock at the time of exercise exceeds the option price will be an “item of adjustment” for participants for purposes of the alternative minimum tax. Gain realized by participants on the sale of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to the Company, unless participants dispose of the shares of common stock within (i) two years after the date of grant of the option or (ii) within one year of the date the shares of common stock were transferred to the participant. If the shares of common stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares of common stock on the date of the option’s exercise (or the date of sale, if less) will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent that participants must recognize ordinary income. If such a sale or disposition takes place in the year in which participants exercise their options, the income such participants recognize upon sale or disposition of the shares of common stock will not be considered income for alternative minimum tax purposes. Incentive stock options exercised more than three months after a participant terminates employment, other than by reason of death or disability, will be taxed as a non-qualified stock option, and the participant will have been deemed to have received income on the exercise taxable at ordinary income rates. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the participant.

Restricted Stock.    For federal income tax purposes, the grantee generally will not have taxable income on the grant of restricted stock, nor will the Company then be entitled to any deduction, unless the grantee makes a valid election under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse such that the shares are no longer subject to a substantial risk of forfeiture, the grantee generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction for an amount equal to the difference between the fair market value of the shares at the date such restrictions lapse over the purchase price for the restricted stock. The grantee may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing a valid election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be generally taxable as capital gains or losses.

Stock Appreciation Rights.    No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation rights, the fair market value of the shares of common stock received, determined on the date of exercise of the stock appreciation rights, or the amount of cash received in lieu of shares, must be treated as compensation taxable as ordinary income to the grantee in the year of such exercise. The Company will be entitled to a deduction for compensation paid in the same amount which the grantee realized as ordinary income.

Performance Awards.    The grantee generally will not realize taxable income at the time of the grant of the performance award, and the Company will not be entitled to a deduction at that time. When the award is paid, whether in cash or common stock, the grantee will have ordinary income, and the Company will be entitled to a corresponding deduction. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the participant.

Dividend Equivalents.    The grantee generally will not realize taxable income at the time of the grant of the dividend equivalents, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the grantee will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

RSUs.    The grantee generally will not realize taxable income at the time of the grant of the RSU, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or shares of common stock, the grantee will have ordinary income, and the Company will be entitled to a corresponding deduction. RSUs may be subject to Section 409A of the Code, and the failure of any RSU that is subject to Section 409A to comply with Section 409A may result in taxable income to the grantee upon vesting (rather than at such time as the award is paid). Furthermore, an additional 20% penalty tax may be imposed on the grantee under Section 409A of the Code, and certain interest penalties may apply.

Certain Tax Code Limitations on Deductibility. Section 162(m) of the Internal Revenue Code provides that certain compensation received in any year by a “covered employee” in excess of $1 million is non-deductible by the Company for federal income tax purposes. Prior to the enactment of the Tax Cuts and Jobs Act, Section 162(m) included a performance-based compensation exception to the $1 million deduction limit, whereby compensation that satisfied the requirements of the performance-based compensation exception was deductible by the Company. The Tax Cuts and Jobs Act amended Section 162(m) to remove the performance-based compensation exception. Based on this removal, there is no longer an exception to the $1 million deduction limit, and the Section 162(m) performance-based compensation exception requirements are no longer applicable. As a result, the Amended Plan removes references to Section 162(m), including a list of specific performance goals, a limit that applied under the 2010 Plan on the maximum number of shares that can be subject to awards granted to an individual participant in any calendar year and certain related provisions.

Plan Benefits under the Amended Plan

The awards, if any, that will be made to eligible participants under the Amended Plan are subject to the discretion of the board of directors, and thus the Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to its executive officers, employees, directors and consultants under the Amended Plan. Therefore, the New Benefits Table is not provided.

As required by applicable SEC disclosure rules, in order to comply with Item 10(b)(2)(ii) of Schedule 14A, the following table sets forth, for each of our named executive officers and certain groups, information regarding outstanding stock options under the 2010 Plan as of March 3, 2021:

Name and Position	Number of Options Outstanding	Weighted-Average Exercise Price
Joseph Flanagan, President and Chief Executive Officer	1,914,167	$2.63
Rachel Wilson, Chief Financial Officer and Treasurer	0	—
Richard Evans, Interim Chief Financial Officer, Chief Accounting Officer and Corporate Controller	247,085	$2.66
Gary Long, Executive Vice President and Chief Commercial Officer	231,855	$3.75
All current executive officers as a group (5 persons)	2,217,034	$2.75
All current directors who are not executive officers as a group (9 persons)	905,554	$4.31
All employees, including all current officers who are not executive officers, as a group	4,616,041	$2.98

The following table summarizes information about the securities authorized for issuance under our equity compensation plans as of March 3, 2021:

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Restricted Stock Units	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities reflected in Column (a))
Equity compensation plans approved by stockholders (1)	13,016,319	$3.19	4,997,606
Equity compensation plans not approved by stockholders (2)	200,000	$9.56	—
Total	13,216,319		4,997,606

(1) Includes 5,521,595 outstanding stock options, 2,098,010 RSUs, and 5,396,714 PBRSUs awarded under the 2010 Plan. The number of shares included for PBRSUs represents the maximum shares that could vest. Since the RSUs and PBRSUs have no exercise price, they are not included in the weighted-average exercise price calculation in column b.
(2) Represents stock option inducement grants made pursuant to the NYSE inducement grant rules.

Vote Required

Adoption of the Amended Plan requires approval by the affirmative vote of a majority of the votes cast.

Our board of directors recommends that you vote FOR approval of the adoption of the Third Amended and Restated 2010 Stock Incentive Plan.

PROPOSAL 3 - APPROVAL ON AN ADVISORY BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of the executive officers named in the Summary Compensation Table under “Executive Compensation” below, who we refer to as our “Named Executive Officers,” as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act.

Our executive compensation programs are designed to attract, motivate, and retain high quality executives, who are critical to our success. Under these programs, our Named Executive Officers are rewarded for the achievement of our short and long-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.

The “Executive Compensation” section of this proxy statement, including “Compensation Discussion and Analysis,” or “CD&A,” beginning on page 63 describes in detail our executive compensation programs and the decisions made by our human capital committee with respect to the year ended December 31, 2020. At our 2017 annual meeting of stockholders, a majority of our stockholders supported a triennial vote on our executive compensation and, in response, our board of directors decided to hold advisory votes on the compensation of our Named Executive Officers every three years.

Our executive compensation program is designed to:

•reward the achievement of our annual and long-term operating and strategic goals;

•recognize individual contributions; and

•align the interests of our executives with those of our stockholders by rewarding performance that meets or exceeds established goals, with the ultimate objective of increasing stockholder value.

To achieve these objectives, our executive compensation program ties a portion of each Named Executive Officer’s overall compensation to key corporate financial goals, primarily Adjusted EBITDA (as defined in the CD&A), as well as to individual performance. We also provide a portion of our executive compensation in the form of equity incentive awards that contain both performance-based and time-based vesting components, which we believe helps to retain our Named Executive Officers and aligns their interests with those of our stockholders by allowing them to participate in our long-term performance.

As we describe in the CD&A, our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with our stockholders. Our board of directors believes this link between compensation and the achievement of our short and long-term business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.

Our board of directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Named Executive Officers of R1 RCM Inc., as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by us or our board of directors (or any committee thereof), create or imply any change to the our fiduciary duties or those of our board of directors (or any committee thereof) or create or imply any additional fiduciary duties for us or our board of directors (or any committee thereof). However, our human capital committee and board of directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

Our board of directors recommends a vote FOR the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers.

PROPOSAL 4 - RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Although stockholder approval of the audit committee’s selection of Ernst & Young LLP is not required by law, we believe that it is important to give stockholders an opportunity to ratify this selection. If our stockholders do not ratify this selection, then our audit committee will reconsider the selection. We expect that a representative of Ernst & Young LLP, which is serving as our independent registered public accounting firm for the year ended December 31, 2021 and served as our independent registered public accounting firm for the years ended December 31, 2020 and 2019, will be present at the Annual Meeting to make a statement if he or she wishes and will be available to respond to appropriate questions.

We incurred the following fees from our independent registered public accounting firm, Ernst & Young LLP, for the years ended December 31, 2020 and December 31, 2019 (in thousands):

Fee Category	2020	2019
Audit Fees	$3,195	$2,623
Audit-Related Fees	487	1,326
Tax Fees	157	154
All Other Fees	281	7
Total Fees	$4,120	$4,110

Audit Fees. Audit fees consist of fees for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements, subsidiary audits and other professional services provided in connection with our filings with the SEC for each respective year. The amounts presented for Audit Fees for 2020 and 2019 consisted of fees associated with the audit of our 2020 and 2019 consolidated financial statements and the statutory audits of our foreign subsidiaries.

Audit-Related Fees. Audit-related fees for 2020 and 2019 consisted of fees for due diligence services related to acquisitions, attestation services required by contracts with customers and fees for the audit of employee benefit plans.

Tax Fees. Tax fees for 2020 and 2019 consisted of fees for tax compliance and related regulatory filings and tax advisory services relating to tax reform and transfer pricing arrangements.

All Other Fees. All other fees for 2020 consisted primarily of fees for a fact-based findings report relating to certain compliance-related matters and 2019 consisted of a subscription for access to an accounting research tool.

The audit committee of our board of directors believes that the non-audit services described above did not compromise Ernst & Young LLP’s independence. The audit committee’s charter, which you can find in the “Corporate Governance” section of the “Investor Relations” page of our website, www.r1rcm.com, requires that all proposals to engage Ernst & Young LLP for services, and all proposed fees for these services, be submitted to the audit committee for approval before Ernst & Young LLP may provide the services. None of the above fees were approved using the “de minimis exception” under SEC rules.

Pre-Approval of Audit and Non-Audit Services

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our registered public accounting firm. This policy generally provides that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided. Our audit committee pre-approved all of the services described under the headings “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” above.

Our board of directors recommends a vote FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

INFORMATION ABOUT OUR DIRECTORS, OFFICERS AND 5% STOCKHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table contains information as of March 23, 2021 about the beneficial ownership of shares of our common stock by:

•each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

•each of our directors and nominees for director;

•each of our Named Executive Officers; and

•all of our directors and executive officers as a group.

For purposes of the table below, and in accordance with SEC rules, we deem shares of common stock that a person has the right to acquire within 60 days of March 23, 2021 to be outstanding for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. As of March 23, 2021, there were 261,292,734 shares of our common stock outstanding. Except as otherwise noted, the persons or entities in this table have sole voting and investment power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the street address of the beneficial owner is c/o R1 RCM Inc., 401 North Michigan Avenue, Chicago, Illinois 60611.

	Common Stock Beneficially Owned
Name	Shares	%
5% Stockholders
TCP-ASC ACHI Series LLLP (1)	199,289,200	62.0%
BlackRock, Inc. (2)	21,876,840	8.4%

Directors and Named Executive Officers
Richard B. Evans, Jr. (3)	414,193	0.2%
Michael C. Feiner (4)	55,874	0.0%
Joseph G. Flanagan (5)	4,895,966	1.9%
John B. Henneman III (6)	581,253	0.2%
Gary S. Long (7)	329,896	0.1%
Alex J. Mandl (8)	548,680	0.2%
Neal Moszkowski (1)	199,289,200	62.0%
Ian Sacks	—	*
Jill Smith (9)	11,207	0.0%
Anthony J. Speranzo (10)	4,625	0.0%
Anthony R. Tersigni (11)	4,625	0.0%
Rachel Wilson (12)	—	*
Albert R. Zimmerli (13)	19,871	0.0%
All executive officers and directors as a group (14 persons)	206,003,281	63.5%

(1)
This information is derived exclusively from a Schedule 13D/A filed by TCP-ASC ACHI Series LLLP (the “Investor”) (such Schedule 13D, as amended, the “Investor's Schedule 13D”) and the Reporting Persons (as defined in this footnote below) with the SEC on January 15, 2021. The following information is as reported in the Investor's Schedule 13D: Consists of 139,289,200 shares of common stock and 60,000,000 shares of common stock issuable upon exercise of the Warrant (as defined in the Investor's Schedule 13D). The Warrant was issued by the Issuer to the Reporting Persons upon closing of the Purchase (as defined in the Investor's Schedule 13D), which occurred on February 16, 2016. The shares of common stock were issued by the Issuer to the Report Persons upon the closing of the Transaction (as defined in the Investor's Schedule 13D), which occurred on January 15, 2021. Each of the Investor, TCP-ASC GP, LLC (the “Partnership GP”), TI VI ACHI Holdings GP, LLC (the “Aggregator GP”), TI IV ACHI Holdings, LP (the “Aggregator”), TowerBrook Investors Ltd. (“TBI”), Neal Moszkowski, Ramez Sousou and Ascension Health Alliance (collectively, for the purposes of this footnote, the "Reporting Persons") may be deemed to have shared voting and dispositive power with respect to all of the securities reported in the Investor's Schedule 13D. Certain of the Reporting Persons disclaim beneficial ownership over certain of the securities reported in the Investor's Schedule 13D, as set forth therein. The business address of the Investor, the Partnership GP, the Aggregator GP, and the Aggregator is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The business address of TBI and Mr. Moszkowski is TowerBrook Capital Partners L.P., 65 East 55th Street, 19th Floor, New York, New York 10022. The business address of Mr. Sousou is 1 St. James's Market, Carlton Street, London X0 SW1Y4AH, U.K. The business address of Ascension Health Alliance is 101 S. Hanley Road, Suite 450, Saint Louis, Missouri 63105.

(2)	This information is derived exclusively from a Schedule 13G/A filed by BlackRock Inc. with the SEC on March 10, 2021. BlackRock Inc. reports sole voting power over 21,718,628 shares and sole dispositive power over 21,876,840 shares. The business address of BlackRock Inc. is 55 East 52nd Street, New York, NY 10055.
(3)	Includes 167,108 shares of common stock and 247,085 shares of common stock underlying options vested or vesting on or prior to May 22, 2021. Does not include 4,436 shares underlying PBRSUs, which remain subject to continued service by the reporting person through December 31, 2021. 29,617 shares underlying PBRSUs (at target) that are subject to performance-based vesting conditions are also excluded.
(4)	Includes 24,119 shares of common stock and 31,755 shares of common stock underlying vested options. Does not include 12,094 shares underlying RSUs that vest subsequent to May 22, 2021.
(5)	Includes 2,981,799 shares of common stock and 1,914,167 shares of common stock underlying options vested or vesting on or prior to May 22, 2021. Does not include 800,466 shares underlying PBRSUs (at target) that are subject to performance-based vesting conditions.

(6)	Includes 49,600 shares of common stock and 531,653 shares of common stock underlying options vested or vesting on or prior to May 22, 2021. Does not include 37,873 shares underlying options that vest subsequent to May 22, 2021.
(7)	Includes 156,005 shares of common stock and 173,891 shares of common stock underlying vested options. Does not include 21,455 shares underlying PBRSUs, which remain subject to continued service by the reporting person through December 31, 2021. 137,138 shares underlying PBRSUs (at target) that are subject to performance-based vesting conditions and 57,964 shares underlying options that vest subsequent to May 22, 2021 are also excluded.
(8)	Includes 268,871 shares of common stock and 279,809 shares of common stock underlying options vested or vesting on or prior to May 22, 2021. Does not include 12,094 shares underlying RSUs and 9,057 shares underlying options that vest subsequent to May 22, 2021.
(9)	Includes 11,207 shares of common stock. Does not include 6,047 shares underlying RSUs and 15,407 shares underlying options that vest subsequent to May 22, 2021.
(10)	Includes 2,841 shares of common stock and 1,784 shares of common stock underlying unvested RSUs vesting on or prior to May 22, 2021. Does not include 14,863 shares underlying RSUs that vest subsequent to May 22, 2021.
(11)	Includes 2,841 shares of common stock and 1,784 shares of common stock underlying unvested RSUs vesting on or prior to May 22, 2021. Does not include 14,863 shares underlying RSUs that vest subsequent to May 22, 2021.
(12)	Does not include 75,259 shares underlying PBRSUs (at target) that are subject to performance-based vesting conditions.
(13)	Includes 19,871 shares of common stock.

Our Board of Directors

Set forth below is information about each director nominee and each of our executive officers as of March 23, 2021. There are no family relationships among any of our directors or executive officers.

Michael C. Feiner. Age 78. Mr. Feiner has been a member of our board of directors since March 2017. Mr. Feiner is the founder of Michael C. Feiner Consulting, Inc., a consulting firm specializing in advising companies on human capital strategies, organization development and leadership effectiveness. He has served as its President since the firm’s founding in 1996. Mr. Feiner also served on the board of Agiliti Health, Inc. (f/k/a Universal Hospital Services, Inc.), a publicly-held medical equipment rental and services company, from to June 2012 until January 2019. Mr. Feiner also served as Senior Advisor for Irving Place Capital, a private equity fund located in New York, New York, from 2011 to 2015. From 2000 to 2010, Mr. Feiner served as a professor and the Sanford C. Bernstein & Co. Ethics Fellow at Columbia Business School. Mr. Feiner worked for Pepsi-Cola Company from 1975 to 1995 where he served as Senior Vice President and Chief People Officer for Pepsi’s beverage operations worldwide from 1989 until his retirement in 1995. His book, The Feiner Points of Leadership: The 50 Basic Laws That Will Make People Want To Perform Better For You, was selected by the Toronto Globe and Mail as the Best Business Book of 2004. Mr. Feiner is an Investor Designee. We believe Mr. Feiner’s extensive experience and knowledge in the field of human resources, as well as his experience as a senior officer of a large public corporation, qualify him to serve on our board of directors.

Joseph Flanagan. Age 49. Mr. Flanagan has served as President and Chief Executive Officer and member of our board of directors since May 2016. Before joining R1 as Chief Operating Officer in April 2013, he was senior vice president of worldwide operations and supply chain at Applied Materials, Inc. from 2010 to 2013. He also held leadership positions up to President of Nortel Business Services for Nortel Networks from 2006 to 2010. Prior to Nortel, his executive trajectory began while working for General Electric (GE), holding management positions in many divisions from 1993 to 2006. Currently, he also serves on the board directors of GoHealth. We believe Mr. Flanagan’s leadership experience, depth of understanding of our business, market knowledge gained as R1 Chief Operating Officer and President & Chief Executive Officer, and his senior level experience serving large, publicly held corporations with global operations, qualify him to serve on our board of directors.

John B. Henneman III. Age 59. Mr. Henneman has been a member of our board of directors since February 2016. Mr. Henneman has more than 25 years of combined financial and operational management experience in the life sciences industry. From September 2014 until November, 2018, Mr. Henneman served NewLink Genetics Corporation in various capacities, including as Chief Financial Officer until July 2018 and then as the Chief Administrative Officer. From 1998 to 2014, Mr. Henneman served Integra LifeSciences Holdings Corp., a publicly-held medical device company, in various capacities. Before becoming Integra’s Chief Financial Officer in 2007, Mr. Henneman was Chief Administrative Officer, responsible for Integra’s regulatory affairs, quality systems, clinical affairs, human resources, information systems and legal affairs functions, the management of Integra’s surgical instruments business, and Integra’s business development function. Mr. Henneman serves on the boards of directors of SeaSpine Holdings Corporation, a publicly-held medical technology company, Alafair Biosciences, Inc., a privately-held medical device company, Aprea Therapeutics Inc., a publicly-held biotechnology company, and Anika Therapeutics, Inc., a publicly-held medical device and biomaterials company. Mr. Henneman is also senior advisor to Prettybrook Partners, a private equity firm and a consultant to SparkMed Advisors LLC, which provides consulting and other services to start-up medical device and biotechnology companies. Mr. Henneman is an Investor Designee. We believe Mr. Henneman’s senior management experience at Integra and NewLink and his service on the boards of SeaSpine, Aprea, and Anika, as well as his extensive experience in the areas of finance, financial accounting, business transactions, and mergers and acquisitions, qualify him to serve on our board of directors.

Alex J. Mandl. Age 77. Mr. Mandl has been a member of our board of directors since November 2013. Mr. Mandl served as the non-executive chairman of Gemalto N.V., a digital security company resulting from the merger of Axalto Holding N.V. and Gemplus International S.A., from December 2007 until April 2019. From June 2006 until December 2007, Mr. Mandl served as executive chairman of Gemalto. From 2002 to June 2006, Mr. Mandl was president, chief executive officer and a member of the board of directors of Gemplus. He has served as principal of ASM Investments, a company focusing on early stage funding in the technology sector, since 2001. From 1996 to 2001, Mr. Mandl was chairman and CEO of Teligent, Inc., a telecommunications company. Mr. Mandl was AT&T’s president and chief operating officer from 1994 to 1996, and its executive vice president and chief financial officer from 1991 to 1993. From 1988 to 1991, Mr. Mandl was chairman and chief executive officer of Sea-Land Services Inc. Mr. Mandl served as a director of Dell Inc. from 1997 to October 2013. Mr. Mandl served from 2007 to 2010 as a director of Hewitt Associates, Inc., from March 2008 to October 2010 as a director of Visteon Corporation, and from July 2013 to May 2019 as a director of Genpact Limited. Mr. Mandl was a member of the board of directors of Horizon Lines, Inc. from January 2007 and became the chairman in February 2011, retiring in April 2012. We believe that Mr. Mandl’s experience as chief executive officer of several large organizations, as well as his experience as a director of private and publicly-held corporations, qualify him to serve on our board of directors.

Neal Moszkowski. Age 55. Mr. Moszkowski has been a member of our board of directors since February 2016. Mr. Moszkowski is a co-founder of TowerBrook and has served as the firm’s co-chief executive officer since its inception in March 2005. Mr. Moszkowski’s past directorships include service on the boards of WellCare Health Plans and Sound Inpatient Holdings, former TowerBrook portfolio companies, as well as the board of Integra LifeSciences Corporation. Mr. Moszkowski is an Investor Designee. We believe Mr. Moszkowski’s senior executive leadership skills and experience, finance and investment background and experience serving on numerous corporate boards, including for public and private companies operating in the health care industry, qualify him to serve on our board of directors.

Ian Sacks. Age 50. Mr. Sacks has been a member of our board of directors since February 2016. Mr. Sacks is a Managing Director of TowerBrook and has been with TowerBrook since its inception in 2005. Previously, Mr. Sacks was with Soros Private Equity Partners. Mr. Sacks was Chairman and Chief Executive Officer of HelpCare. Prior to that, he was a Partner at MESA Partners. Prior to MESA, he was a consultant with APM. Mr. Sacks serves as a director of TriMedx and Vistage Worldwide, each of which is a TowerBrook portfolio company, as well as HealthEquity, Inc. Previously, Mr. Sacks served as a director of Sound Inpatient Physicians, a TowerBrook portfolio company, and The Broadlane Group, a then TowerBrook portfolio company. Mr. Sacks is an Investor Designee. We believe Mr. Sacks’ deep knowledge of the healthcare services and technology sectors, investment experience, as well as his experience serving on the boards of public and private companies operating in the healthcare industry, qualify him to serve on our board of directors.

Jill Smith. Age 62. Ms. Smith has been a member of our board of directors since April 2019. Ms. Smith brings more than 25 years of experience as an international business leader, including 17 years as chief executive officer of private and public companies in the technology and information services markets. Most recently, Ms. Smith served as the President and Chief Executive Officer of Allied Minds, a technology commercialization company, from March 2017 through June 2019, and prior to that she served as Chairman, Chief Executive Officer and President of DigitalGlobe Inc., a global provider of satellite imagery products and services. Ms. Smith started her career as a consultant at Bain & Company, where she rose to become Partner. She subsequently joined Sara Lee as Vice President, and went on to serve as President and Chief Executive Officer of eDial, a VoIP collaboration company, and of SRDS, a business-to-business publishing firm. She also served as Chief Operating Officer of Micron Electronics, and co-founded Treacy & Company, a consulting and boutique investment business. Ms. Smith currently serves as a director of CIRCOR International, Inc. She previously served as a director of Gemalto NV from 2016 to 2018, Allied Minds plc from 2016 to 2019, Endo International from 2012 to 2018 and Hexagon AB from 2013 to 2017. We believe Ms. Smith’s proven leadership, extensive experience as a technology executive, including as a chief executive officer, and experience serving on corporate boards qualify her to serve on our board of directors.

Anthony J. Speranzo. Age 72. Mr. Speranzo has been a member of our board of directors since February 2016. Mr. Speranzo is the Chief Executive Officer and President of Ascension Capital, LLC, which manages Ascension’s investment funds, which position he has held since July 2019. Prior to this role, Mr. Speranzo served as the Executive Vice President and Chief Financial Officer of Ascension, the parent corporation of Ascension Health, from the corporation’s formation in September 2011 until July 2019. From 2002 to September 2011, Mr. Speranzo served as the Senior Vice President and Chief Financial Officer of Ascension Health. Prior to joining Ascension Health, Mr. Speranzo served as Managing Director at U.S. Bancorp Piper Jaffray (USBPJ) in Newport Beach, California. Mr. Speranzo has also served on several hospital and corporate boards. Mr. Speranzo is an Investor Designee. We believe Mr. Speranzo’s proven leadership, extensive healthcare experience, experience serving on hospital and corporate boards and expertise in finance qualify him to serve on our board of directors.

Anthony R. Tersigni. Age 71. Dr. Tersigni has been a member of our board of directors since August 2019. Dr. Tersigni is Chair of the Board of Ascension Capital, LLC, Ascension’s healthcare investment fund, and has served in this role since July 2019. Prior to this role, Dr. Tersigni served as President and Chief Executive Officer of Ascension from January 2012 until January 2019. Dr. Tersigni also served on the board of ProAssurance from May 2012 to May 2015. Before becoming the first President and Chief Executive Officer of Ascension in 2012, Dr. Tersigni had served as President and Chief Executive Officer of Ascension Health since 2004. Previously he served as Ascension Health’s Executive Vice President and Chief Operating Officer from 2001 through 2003. From 1995 to 2000, Dr. Tersigni was President and Chief Executive Officer at St. John Health, Detroit (now Ascension St. John), which at that time was Ascension Health’s largest integrated health system. He also served the St. John system as Executive Vice President and Chief Operating Officer from 1994 to 1995. The Company believes Dr. Tersigni’s proven leadership and extensive executive experience in healthcare, as well as his experience serving on hospital and corporate boards, qualify him to serve on our board of directors.

Albert (Bert) R. Zimmerli. Age 69. Mr. Zimmerli has been a member of our board of directors since March 2018. Mr. Zimmerli has been the Chief Financial Officer of Intermountain Healthcare, a not-for-profit health system based in Salt Lake City, Utah, since 2003, serving as senior vice president from 2003 to 2012 and as executive vice president since 2012. Mr. Zimmerli is responsible for the direction and oversight of all Intermountain financial operations, as well as Intermountain’s supply chain and venture development and innovation strategies. Prior to joining Intermountain, Mr. Zimmerli was the executive vice president and chief financial officer of the Methodist Hospital System in Houston, Texas. Prior to that, he served in numerous capacities with Memorial Hermann Healthcare System in Houston, including senior vice president and chief financial officer. He also was a partner in Ernst & Young’s Houston office, where he spent 16 years, specializing in healthcare. Mr. Zimmerli serves on the boards of several privately-held companies. He also has served, and in some cases continues to serve, in an advisory capacity for several private equity funds for which Intermountain is a limited partner. He is a Certified Public Accountant and received the Elijah Watts Sells Award for achieving the second highest score in the United States when he passed the CPA Exam. Mr. Zimmerli is the Intermountain Designee. We believe Mr. Zimmerli’s proven leadership, extensive healthcare experience, experience serving on hospital and corporate boards and expertise in finance qualify him to serve on our board of directors.

Our Executive Officers

Our executive officers and their respective ages and positions are described below. Our officers serve until they resign or the board terminates their position. There are no family relationships among any of our directors, nominees for director and executive officers.

Joseph Flanagan. Age 49. President and Chief Executive Officer. For more information, see “Our Board of Directors” above.

Vijay Kotte. Age 43. Executive Vice President, Strategy & Corporate Development and Chief Solutions Officer. Mr. Kotte has served as our Executive Vice President, Strategy & Corporate Development and Chief Solutions Officer since January 2021. In this role, Mr. Kotte is responsible for the development, commercialization and management of the Company’s solutions and product offerings. In addition, he is accountable for the definition, refinement and execution of the Company’s corporate strategy including mergers and acquisitions (M&A). From October 2019 to January 2021, Mr. Kotte served as the Company’s Executive Vice President, Physician Solutions. Prior to joining the Company, Mr. Kotte was the Chief Value Officer for DaVita Medical Group with accountability for strategy, M&A, contracting, performance and operations. Prior to that, he was the Chief Financial Officer for DaVita Medical Group with responsibility for the finance function and oversight of joint ventures. Prior to DaVita, Mr. Kotte served as President and Chief Operating Officer of Medicare operations for Meridian Health Plan. Additionally, he previously served as President of the Midwest region for WellCare Health Plans, where he was responsible for operations, sales and long-term strategic planning.

Gary Long. Age 51. Mr. Long has served as our Executive Vice President, Chief Commercial Officer since August 2017. In this role, Mr. Long is responsible for the Company’s customer success and growth initiatives, including business development, strategic partnerships, marketing and customer management. Most recently, Mr. Long served as Senior Vice President and Chief Sales Officer at Premier Inc., where he developed and led the commercial organization. Prior to Premier, Mr. Long served as Senior Vice President of sales and support for Surgical Information Systems and previously worked at McKesson Corporation, where he held a series of progressive leadership roles in product management, corporate marketing and enterprise sales.

John Sparby. Age 45. Mr. Sparby has served as our Executive Vice President, Operations & Delivery and Chief Operating Officer since January 2021. He most recently served as Executive Vice President, Customer Operations as the operational leader of the company’s revenue cycle customer engagements. Mr. Sparby joined the Company in January 2004 as Customer Executive and has since served the Company as Shared Services Operating Executive from January 2008 to December 2010, General Manager, East Region from January 2011 to December 2013, Senior Vice President, Customer Operations from January 2014 to December 2016, and Executive Vice President, Customer Operations from January 2017 to December 2020. Prior to joining the Company, Mr. Sparby spent six years at Stockamp & Associates leading large-scale, end to end revenue cycle re-engineering projects for primarily academic health systems achieving significant income statement and balance sheet improvements.

Rachel Wilson. Age 49. Ms. Wilson has served as our Executive Vice President, Chief Financial Officer and Treasurer since June 2020. She is responsible for the company’s finance function, including investor relations and treasury. Prior to joining the Company, Ms. Wilson, served as Senior Vice President, Chief Financial Officer, Data Centers of Iron Mountain Incorporated from May 2018 to May 2020 and Senior Vice President, Finance of Iron Mountain, from June 2016 to May 2018, where she led treasury and enterprise FP&A. Prior to joining Iron Mountain, Ms. Wilson served as Vice President, Financial and Investor Relations for the Jarden Corporation from 2013 up until their sale to Newell Rubbermaid. Ms. Wilson also served as a Group Vice President in corporate strategy and business development roles with Avon Products, Inc., was a Managing Director in corporate finance at Citigroup, and served in corporate finance and M&A investment banking roles with Morgan Stanley. Ms. Wilson also currently serves on the SEC’s Fixed Income Market Structure Advisory Committee (FIMSAC).

CORPORATE RESPONSIBILITY AND SUSTAINABILITY

R1’s Commitment

R1 is a leading provider of technology-driven solutions that transform the patient experience and financial performance of healthcare providers. Our mission is to be the one trusted partner to manage revenue, so providers and patients can focus on what matters most: providing great clinical care to their patients.

As a company dedicated to ensuring that our business strategy aligns with our values, culture, and corporate tenets, we meet our commitments to stakeholders through an approach to environmental, social, and governance (“ESG”) issues that is centered on innovation, integrity, and inclusion. We innovate by improving the patient and provider experience through automation and digitization delivered by our experienced team. We make the right decisions, for the right reasons, every day in every part of our business with integrity and ethics as bellwethers of who we are and how we operate. We foster an inclusive, diverse workforce and culture where all employees feel valued and have the opportunity to cultivate and grow their careers.

Our focus on and commitment to ESG is tied to our belief that achieving and sustaining business excellence goes hand in hand with strong corporate leadership, stewardship, and engagement. To support our ESG efforts, we launched an ESG working group, consisting of internal resources and external advisors, to assess and address ESG factors that are material to our business. Our working group evaluated potential ESG risks and opportunities to best understand our shareholders’ views and leading ESG frameworks, including the Sustainability Accounting Standard Board (“SASB”), the Task Force on Climate-Related Disclosures (“TCFD”), and the United Nations Sustainable Development Goals (“UN SDGs”). In addition, our working group solicited shareholder feedback and valued the input received through this outreach program. We published our inaugural ESG report to share the Company’s approach to ESG as well as our key ESG-related initiatives and programs underway.

Our COVID-19 Response

The global pandemic has presented, and continues to present, the business community with unprecedented challenges while reinforcing the importance of a demonstrable commitment to ESG. At R1, we prioritized employee health and safety, fostered customer partnerships to care for patients and communities, and focused on business and operational continuity. In late February 2020, we organized a dedicated global taskforce comprised of cross-functional leaders under the direction of our board of directors and management. We activated continuity and contingency plans across our global footprint to maintain real-time support and monitoring with proactive controls that maintained our high-value service and productivity delivery.

For our workforce, we mobilized more than 15,000 global employees to sustainable, secure work-from-home operating environments. We developed accessible resources, communications, and programs, such as all-employee town halls, weekly e-mail briefs, and a dedicated COVID-19 site on our intranet. We expanded our benefit offerings for paid time off, paid leave, and absenteeism, and provided full coverage for all COVID-19 testing and diagnostic services with zero out-of-pocket costs, in addition to our existing plans that included employee assistance programs devoted to mental health and well-being. We additionally paid appreciation bonuses to recognize the commitment of our front-line workers.

For our customers, we configured our Patient Experience (“PX”) mobile registration technology to serve emergency department registrations during the pandemic, reducing the risk of patient and R1 employee exposure, and preserving the use of personal protective equipment (“PPE”) for clinical staff. We developed easy-to-use COVID-19 patient screening questionnaires that eased patient intake processing and expedited the path to delivery of care. Additionally, we built and delivered regulatory resource guidance and content to aid our customers in navigating a rapidly developing and changing series of healthcare regulations during the public health emergency.

For our business and operational continuity, we developed global operational processes and reporting to aid customer follow-up, scheduling, and key data analysis, and maintained our commitment to preserving continuous pay for our hourly workforce during periods of reduced patient volumes for our customers. We provided COVID-19-specific information privacy/HIPAA and security training to our global workforce, and implemented robust IT security controls, including multi-factor authentication, expanded VDI implementation, and enhanced remote equipment.

Inclusion & Diversity

2020 also marked a year of action and accountability to promote a more inclusive workplace at R1. We recognize that inclusion and diversity (“I&D”) are critical to driving innovation, retaining and attracting top talent, and helping serve our customers, and we are committed to having a diverse workforce that reflects the communities we serve.

Our I&D strategy is focused on supporting an inclusive culture where everyone has an opportunity to develop and grow. In 2020, our Chief Executive Officer committed to and signed the CEO Action for Diversity & Inclusion™ Pledge, and we continued our U.S. I&D Council while launching our India I&D Council. We held our inaugural I&D Awareness Day, partnered with the University of Southern California’s Race & Equity Center to provide interactive sessions focused on building knowledge of racial inequity and bias, and enhanced our bias awareness training and other offerings to address issues of culture competency. We also developed a data-driven scorecard to advance our internal I&D efforts in systematically promoting diverse slates of candidates for Company hiring, promotion, and leadership development practices. Additionally, we monitor closely and report on the gender and ethnicity of our hiring to both senior leadership as well as our board of directors.

Employee Development and Engagement

Attracting and retaining talent at all levels is vital to continuing our success. We seek to promote work-life balance of our employees, invest in our employees through high-quality benefits and various health and wellness initiatives, and create a healthy work environment in our offices.

To further engage and incentivize our workforce, we provide a wide range of ongoing and rewarding career development opportunities to support and motivate our employees to succeed. We offer a variety of learning and development resources for our employees, including but not limited to: a role-based R1 Certification Program for our hourly staff to support market-leading revenue cycle capabilities and an R1 Executive Leadership Experience program in partnership with the Northwestern University Kellogg School of Management to build the leadership capability of our VP and SVP employees. For professional recognition of our associates, our R1 Stars program provides leaders and fellow associates the opportunity to recognize one another for their contributions, and our Innovation Challenge rewards teams who submit ideas that solve high-value customer business problems.

We gauge our employees’ level of engagement and satisfaction by conducting engagement surveys with the assistance of a third party. We also solicit feedback from employees about their people leader’s effectiveness and ability to foster I&D, career and development opportunities, benefits, well-being, and comfort in reporting behavior that does not align to our Code of Integrity. In 2020, 87% of our more than 20,000 associates participated in our annual engagement survey, and we are utilizing their direct input to proactively build ongoing career development and employee growth initiatives.

Cybersecurity, Data Privacy, and Systemic Risk

Our customers trust us to safeguard their sensitive information, including financial and protected health information. It is one of R1’s highest priorities to engage in a comprehensive, proactive, and highly visible approach to compliance, data privacy, cybersecurity, and risk management throughout the Company’s global operations. We employ a preemptive, solutions-oriented cybersecurity framework to prevent, identify, mitigate, and respond to potential risks and threats.

We use a National Institute of Standards Technology- (“NIST”) based cybersecurity strategy and framework to provide real-time monitoring, active testing protocols, and global workforce training. We encrypt customer databases and sensitive data, and we collect only the information necessary to provide patient services. We also conduct routine audits and risk assessments of our systems and processes with the assistance of external parties to ensure that appropriate and effective technical and administrative safeguards are in place, and such efforts are supported by remediation and risk management plans.

Our global enterprise risk management program also includes business continuity plans for our operations, and that of our third parties, to support continuous delivery of our services backed by ISO 22301 certified audit remediation plans. We also proactively conduct annual and focused trainings across our workforce to promote compliance with applicable laws, regulations and guidelines.

Governance of Corporate Responsibility

We believe good governance at all levels is necessary to drive corporate responsibility, and our board of directors and management team are committed to maintaining a comprehensive focus on ESG, with senior executive leadership of our ESG efforts and accountability at the board and board committee level. As part of this commitment, each of R1’s four committees of our board of directors, detailed below, provides oversight and input into R1’s ESG efforts, including R1’s dedicated compliance & risk management committee (in addition to audit, human capital, and nominating & corporate governance committees).

Issues/Committees	Audit*	Human Capital	Nominating & Corporate Governance	Compliance & Risk Management
Access to Healthcare				X
Cybersecurity & Data Privacy	X			X
Systemic Risk & Technical Disruptions	X			X
Regulatory Assessment & Compliance	X			X
Professional Integrity & Culture		X		X
Inclusion & Diversity		X	X
Environmental Footprint				X
Corporate Governance			X
* Financial systems regulation and compliance focus

Our success is directly correlated to operating with the highest level of integrity and ethics. The R1 Way is the foundation of our company and our culture. It defines the essential, shared, everyday behaviors that empower every employee to succeed and anchors everything we do as an organization. We ask our employees to live our values every day by working the R1 Way. To promote a culture that fosters professional integrity in all actions and interactions, and compliance with applicable laws and regulations, our employees are expected to adhere to our Code of Integrity: Living Our Values. All R1 employees are required to certify annually that they comply with the Code of Integrity and its related policies and programs. We also established the R1 Integrity Framework to continuously promote and reaffirm our commitment to operating with purpose and acting with integrity through ongoing trainings, ethics & integrity focus groups, and conflict of interest surveying, among many program efforts.

R1 has a zero-tolerance policy for bribery and corruption. We have established a robust Anti-Retaliation and Whistleblower Policy with procedures to ensure a culture that supports open, candid reporting to resolve concerns and protect those reporting from harassment or retaliation. In addition, the Company maintains policies on the prevention of workplace harassment, social media, data and information privacy, and workplace health and safety.

STOCKHOLDER ENGAGEMENT

Our board of directors and management value and consider our stockholders’ perspectives. To help ensure we understand and focus on the priorities that matter most to our stockholders, our directors and senior management proactively conduct extensive investor outreach throughout the year. In addition to discussing business results and initiatives, strategy and capital structure, we engage with investors on various other matters integral to our business and the company, such as governance practices, risk management and ESG.

Specific Ways We Engaged with Stockholders in 2020

In 2020, we presented at six industry conferences and held five road shows, in addition to ongoing meetings with analysts who cover our company and inbound requests from investors. Presentation materials from our attendance at investor conferences are available to our stockholders generally through our filings with the SEC or on the “Investors” section of our website at www.r1rcm.com. Our board of directors and management carefully consider and evaluate feedback received during these meetings. The feedback we received in 2020 and early 2021 is described below and reflected in the governance changes we have announced throughout this proxy statement.

Further, we engaged with the majority of our stockholders to introduce our inaugural ESG report and share our approach to ESG, as discussed herein. Through our discussions, we received positive feedback on our report and helpful input with respect to various aspects of our efforts, including our commitment to provide and expand metrics and reporting on our social and governance practices.

Additionally, our board of directors continued to be closely and directly involved in our investor engagement efforts. Specifically, in 2021, our ESG representative director, together with management, held outreach discussions with stockholders representing approximately 68% of our outstanding shares.

Stockholders and other interested parties who would like to communicate with one or more members of our board of directors, a committee of our board of directors or the Lead Director may do so by writing to any such party at R1 RCM Inc., 401 North Michigan Avenue, Chicago, Illinois 60611, Attention: Investor Relations, email: investorrelations@r1rcm.com. All communications received will be forwarded to the intended recipient(s).

CORPORATE GOVERNANCE

Our board of directors believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of the corporate governance guidelines, committee charters and Code of Integrity described below are available in the “Corporate Governance” section of the “Investor Relations” page of our website, www.r1rcm.com. Alternatively, you can request a copy of any of these documents by writing to R1 RCM Inc., 401 North Michigan Avenue, Chicago, Illinois 60611, Attention: Investor Relations, email: investorrelations@r1rcm.com.

Commitment to Good Corporate Governance and 2021 Governance Enhancements

Our board of directors has implemented an effective corporate governance structure that allows our company to focus on the creation of long-term value for our stockholders while also considering the interests of our stakeholders. As part of shareholder outreach efforts, the board of directors considered effective means to further strengthen and align our governance efforts. In combination with this effort, our board of directors has adopted the following enhancement:

•Enhancement of Diversity Criteria for Selecting Directors. We believe that fresh perspectives and diversity, in its many forms, and the breadth of perspective that it brings, enhances the effectiveness of the board of directors. Our nominating and corporate governance committee has amended the director selection criteria described in its charter to enhance the diversity criteria, to specifically include diversity of gender, race, ethnicity, sexual orientation, disability, and professional expertise and experience.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist the board in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. A copy of these guidelines is posted on the “Investor Relations” section of our website. These guidelines, which provide a framework for the conduct of the board’s business, provide that:

•the board’s principal responsibility is to oversee the management of R1;

•directors have an obligation to become and remain informed about our company and business;

•directors are responsible for determining that effective systems are in place for periodic and timely reporting to the board on important matters concerning our company;

•directors are responsible for attending board meetings and meetings of committees on which they serve;

•a majority of the members of the board of directors shall be independent directors;

•each director must limit the number of other public company boards on which he or she serves so that he or she is able to devote adequate time to his or her duties to R1, including preparing for and attending meetings;

•the non-management directors meet in executive session at least semi-annually;

•directors have full and free access to officers and employees of our company, and the right to hire and consult with independent advisors at our expense;

•new directors are expected to participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•at least annually, the board of directors and its committees will conduct self-evaluations to determine whether they are functioning effectively.

Board Leadership Structure

Our board of directors does not have a formal policy on whether the offices of chair of the board and chief executive officer should be separate and, if they are to be separate, whether the chair of the board should be selected from among the independent directors or should be an employee of the Company. Currently, the office of the chair of the board is not filled, and our board of directors has elected Alex Mandl as Lead Director, effective as of March 25, 2018. Mr. Mandl has served on our board of directors since November 2013 and currently serves as chair of the audit committee of the board of directors. In light of Mr. Mandl’s role as Lead Director, our board of directors has determined not to appoint a chair at this time.
Our Corporate Governance Guidelines provide that in the event that the chair of the board is not an independent director, the nominating and corporate governance committee will designate an independent director to serve as “Lead Director,” who will be approved by a majority of the independent directors.
The Lead Director, if one is appointed, will:
•Chair any meeting of the non-management or independent directors in executive session;
•Meet with any director who is not adequately performing his or her duties as a member of the board of directors or any committee;
•Facilitate communications between other members of the board and the chair of the board and/or the chief executive officer; however, each director is free to communicate directly with the chair of the board and with the chief executive officer;
•Work with the chair of the board in the preparation of the agenda for each board meeting and in determining the need for special meetings of the board; and
•Otherwise consult with the chair of the board and/or the chief executive officer on matters relating to corporate governance and board performance.
Unless the board determines otherwise, an individual will serve as Lead Director for no more than three consecutive years.

Board Determination of Independence

Our common stock is traded on Nasdaq. Pursuant to Nasdaq listing standards, a director currently or recently employed by us or not satisfying other bright-line independence standards under Nasdaq requirements cannot be deemed to be an “independent director.” In addition, in accordance with Nasdaq listing standards, a director will qualify as “independent” only if our board of directors affirmatively determines that he or she has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. Ownership of a significant amount of our stock, by itself, does not constitute a material relationship.

Our board of directors consists of Michael C. Feiner, Joseph Flanagan, John B. Henneman III, Alex J. Mandl, Neal Moszkowski, Ian Sacks, Jill Smith, Anthony J. Speranzo, Anthony R. Tersigni and Albert R. Zimmerli. Our board of directors has affirmatively determined that each of Ms. Smith and Messrs. Feiner, Henneman, Mandl, Moszkowski, and Sacks is “independent” within the meaning of Nasdaq rules. In determining that Messrs. Moszkowski and Sacks are independent, our board of directors considered (i) all of the relationships described under “Related Person Transactions—Strategic Transaction” and (ii) payments that we made to HealthEquity, Inc., where Mr. Sacks serves as a director, for administrative fees. The payments that we made to HealthEquity, Inc. in each of the last three fiscal years did not exceed the greater of (i) $200,000 or (ii) 5% of HealthEquity, Inc.’s consolidated gross revenues for the year in which such payments were received.

Director Nomination Process

The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes the use of search firms, requests to members of our board of directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and corporate governance committee and our board of directors.

In considering whether to recommend any particular candidate for inclusion in our board or directors' slate of recommended director nominees, the nominating and corporate governance committee applies the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. In addition to these criteria, the nominating and corporate governance committee also considers diversity in its evaluation of candidates for board membership. Our board of directors believes that diversity along multiple dimensions, including gender, race, ethnicity, sexual orientation, disability, and professional expertise and experience, should be an important factor in board composition. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities.

Additionally, the Investor Rights Agreement with the Investor and the Securities Purchase Agreement with Intermountain provide, among other things, each of the Investor and Intermountain with certain rights regarding the nomination of directors while it maintains certain ownership thresholds. See “Related Person Transactions-Strategic Transaction-Investor Rights Agreement” and “Related Person Transactions-Intermountain Transactions-Securities Purchase Agreement.”

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, to: Nominating and Corporate Governance Committee, c/o R1 RCM Inc., 401 North Michigan Avenue, Chicago, Illinois 60611, Attention: Corporate Secretary. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

Board Meetings and Attendance

The board of directors met six times during the fiscal year ended December 31, 2020, either in person or by teleconference. During 2020, each incumbent director attended at least 75% of the aggregate of the number of board meetings and the number of meetings held by all committees on which he or she then served.

Director Attendance at Annual Meeting of Stockholders

Our Corporate Governance Guidelines provide that directors are encouraged to attend meetings of stockholders at which non-routine matters will be considered. Four of the ten directors attended our 2020 Annual Meeting of Stockholders.

Risk Management

Our compliance & risk management committee holds primary responsibility for overseeing our risk management function, in partnership and coordination with our audit committee. Our board of directors established a compliance & risk management committee in 2016 to assist the board in overseeing our compliance with legal and regulatory requirements and ethical standards, the operation of our compliance and ethics program and risk management program (collectively, our “Compliance and Risk Programs”), and our interactions and relationships with regulatory and enforcement agencies in the United States and other countries. Further, the audit committee has primary responsibility for overseeing financial and public company risks and management thereof. In addition, our entire board of directors is actively involved in overseeing our management of enterprise risks. For example, our board engages in periodic discussions with such company officers as the board deems necessary, including the chief executive officer, chief financial officer and other executive officers. We believe that the leadership structure of our board supports effective risk management oversight.

Board Committees

Our board of directors has established an audit committee, a human capital committee, a nominating and corporate governance committee and a compliance & risk management committee. Each committee operates under a charter that has been approved by our board of directors. Copies of each committee’s charter are posted on the “Investor Relations” section of our website, www.r1rcm.com.

Audit Committee

Our board of directors has established a standing audit committee. Our audit committee assists our board of directors in its oversight of our accounting and financial reporting process and the audits of our financial statements. Since January 1, 2020, Ms. Smith and Messrs. Henneman and Mandl (chair) have served as members of our audit committee. Our board of directors has determined that each of the members of our audit committee is independent as defined under the rules of the Nasdaq and satisfies the requirements for financial literacy under the current requirements of Nasdaq rules and regulations. Our board of directors has further determined that each of Mr. Mandl and Mr. Henneman is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.

Our audit committee assists our board of directors in its oversight of our accounting and financial reporting process and the audits of our financial statements. The audit committee met eight times during 2020.

Our audit committee’s responsibilities include:

•appointing, evaluating, retaining, terminating the engagement of, setting the compensation of and assessing the independence of our independent registered public accounting firm;

•overseeing the work of our independent registered public accounting firm, including the receipt and consideration of reports from the firm and reviewing with the firm audit problems, internal control issues and other accounting and financial reporting matters;

•coordinating the board’s oversight of our internal control over financial reporting, disclosure controls and procedures, Code of Integrity, and internal audit function;

•establishing procedures for the receipt, retention and treatment of accounting related complaints and concerns;

•reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•periodically meeting separately with our independent registered public accounting firm, management and internal auditors;

•discussing generally the type and presentation of information to be disclosed in our earnings press releases, as well as financial information and earnings guidance provided to analysts, rating agencies and others;

•reviewing our policies and procedures for approving and ratifying related person transactions, including our related person transaction policy;

•establishing policies regarding the hiring of employees or former employees of our independent registered public accounting firm;

•discussing our policies with respect to risk assessment and risk management;

•reviewing risks discussed by the compliance & risk management committee of our board of directors for consideration in its review of the Company’s financial systems control environment, including regular reviews of the Company’s cybersecurity program and procedures regarding management of systemic risk, disaster recovery and business continuity as related to financial and reporting systems and controls;

•preparing the audit committee report required by SEC rules;

•in coordination with the human capital committee, evaluating our senior financial management; and

•at least annually, evaluating its own performance.

All audit services to be provided to us and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Human Capital Committee

Since January 1, 2020, Ms. Smith and Messrs. Feiner and Sacks (chair) have served as the members of our human capital committee. Our board of directors has determined that each of the members of our human capital committee is independent as defined under Nasdaq rules. The human capital committee met six times during 2020.

Our human capital committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers and directors, the performance evaluation of senior executives and the review of the Company’s talent development processes and culture related items. Certain actions of the human capital committee, such as granting equity compensation awards and performance awards, may be taken by a sub-committee of the human capital committee. In May 2018, the human capital committee formed a sub-committee (the “Section 16 Sub-Committee”) to assist the human capital committee in ensuring that equity awards under the Company’s equity incentive plans are exempt from the short swing trading rules under Section 16(b) of the Exchange Act. From January 1, 2020 until February 24, 2020, the Section 16 Sub-Committee was comprised of Mr. Feiner. Since February 24, 2020, Ms. Smith and Mr. Feiner have comprised the Section 16 Sub-Committee.

The human capital committee’s responsibilities include:

•approving corporate goals and objectives relevant to the compensation of our chief executive officer, evaluating our chief executive officer’s performance in light of those goals and objectives and, either as a committee or together with the other independent directors (as directed from time to time by the board of directors), determining and approving our chief executive officer’s compensation;

•reviewing in consultation with our chief executive officer, and approving or making recommendations to the board of directors with respect to, compensation of our executive officers (other than our chief executive officer);

•overseeing the evaluation of our senior executives, in consultation with our chief executive officer in the case of all senior executives other than the chief executive officer and in conjunction with the audit committee in the case of our senior financial management;

•reviewing and making recommendations to the board of directors with respect to incentive-compensation and equity-based plans that are subject to board approval;

•administering our equity incentive plans, including the authority to delegate to one or more of our executive officers the power to grant options or other stock awards to employees who are not directors or executive officers of our company, but only if consistent with the requirements of the applicable plan and law;

•reviewing and making recommendations to the board of directors with respect to director compensation;

•reviewing and discussing with management the compensation discussion and analysis required by SEC rules;

•preparing the human capital committee report required by SEC rules;

•reviewing the Company’s talent development process, including talent assessment and management, employee retention and the promotion of I&D, in addition to reviewing areas related to company culture, including but not limited to employee engagement, and

•at least annually, evaluating its own performance.

The processes and procedures followed by our human capital committee in considering and determining executive and director compensation are described below under the headings “Director Compensation” and “Executive Compensation-Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee

Since January 1, 2020, Messrs. Feiner, Moszkowski (chair) and Sacks have served as the members of our nominating and corporate governance committee. Our board of directors has determined that each of the members of our nominating and corporate governance committee is independent as defined under Nasdaq rules. The nominating and corporate governance committee met three times during 2020.

The nominating and corporate governance committee’s responsibilities include:

•recommending to the board of directors the persons to be nominated for election as directors or to fill vacancies on the board of directors, and to be appointed to each of the board’s committees;

•applying the criteria for selecting directors approved by the board, and annually reviewing with the board the requisite skills and criteria for new board members as well as the composition of the board of directors as a whole;

•developing and recommending to the board corporate governance guidelines applicable to our company;

•overseeing an annual evaluation of the board of directors;

•at the request of the board of directors, reviewing and making recommendations to the board relating to management succession planning; and

•at least annually, evaluating its own performance.

The processes and procedures followed by the nominating and corporate governance committee in identifying and evaluating director candidates are described above under the heading “Director Nomination Process.”

Compliance & Risk Management Committee

Our board of directors has established a compliance & risk management committee to assist the board in overseeing our compliance with legal and regulatory requirements and ethical standards, the operation of our Compliance and Risk Programs, our interactions and relationships with regulatory and enforcement agencies in the United States and other countries, and our cybersecurity efforts in alignment and coordination with the Audit Committee. Since January 1, 2020, Messrs. Henneman (chair), Sacks and Tersigni have served as the members of our compliance & risk management committee. The compliance & risk management committee met four times during 2020.

Our compliance & risk management committee’s responsibilities include, among other things:

•overseeing, and periodically reviewing, the structure, operation and efficacy of the Compliance and Risk Programs, including the performance of our compliance department and our Executive Vice President, Compliance & Risk;

•overseeing, and periodically reviewing, the Company’s data security and privacy programs, including cybersecurity and procedures regarding management of systemic risk, disaster recovery and business continuity, to ensure that management has established processes to monitor compliance with data security and privacy programs and test preparedness;

•providing oversight of the Company’s ESG strategy and reporting, including, but not limited to, Company initiatives relating to corporate social responsibility and the Company’s relationships and visibility as a corporate citizen, both locally where it does business and globally, and making appropriate recommendations to our management team and our board of directors for approval; and

•reviewing, among other things:

•the procedures we have established for the receipt, retention, preliminary assessment and investigation of complaints we receive regarding compliance, ethical and regulatory matters (other than accounting, internal accounting controls or other auditing matters which are handled by our audit committee);

•the adequacy of the resources that are dedicated to our Compliance and Risk Programs;

•the management of enterprise-wide risks, including the tracking, reporting and defining of action plans/corrective actions, to address potential or known risks;

•the clarity and scope of our Code of Integrity and our Compliance Policies and Procedures and our adherence to professional integrity;

•the effectiveness of our compliance and business ethics training and education programs;

•our compliance audits and monitoring initiatives; and

•the communications channels and mechanisms, such as a toll-free hotline, that we have established for the dissemination of compliance guidance and to encourage and facilitate reports of compliance and ethical concerns and matters.

Code of Integrity

We have adopted a global Code of Integrity that applies to our directors and officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) as well as our employees. Copies of our Code of Integrity: Living Our Values are available in the “Corporate Governance” section of the “Investor Relations” page of our website, www.r1rcm.com and available without charge upon written request directed to Corporate Secretary, R1 RCM Inc., 401 N. Michigan Avenue, Chicago, Illinois, 60611.

Report of the Audit Committee of the Board of Directors

The audit committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2020 and has discussed these financial statements with management and the Company’s independent registered public accounting firm.

The audit committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that the Company’s independent registered public accounting firm is required to provide to the audit committee, and has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

The Company’s independent registered public accounting firm also provided the audit committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent auditor’s communication with the audit committee concerning independence. The audit committee has discussed with the independent registered public accounting firm their independence from the Company.

Based on these discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

By the Audit Committee of the Board of Directors of R1 RCM Inc.

Alex J. Mandl (chair)
John B. Henneman, III
Jill Smith

DIRECTOR COMPENSATION

We pay each non-employee director, other than Messrs. Moszkowski, Sacks and Zimmerli, a $60,000 annual retainer. Our lead director and the chair of the audit committee receive an additional annual retainer of $20,000, and the chairs of the human capital committee and the nominating and corporate governance committee receive an additional annual retainer of $10,000. There are no additional fees for attending board or board committee meetings. Cash fees are paid quarterly in arrears to the non-employee directors who were serving as directors at the end of a quarter. Messrs. Moszkowski, Sacks and Zimmerli have declined to receive director fees.

In lieu of cash fees, non-employee directors may elect to receive options to purchase shares of our common stock and/or RSUs, at the election of such director, in each case subject to vesting upon the one-year anniversary of the date of grant, based on continued service as a director. Elections must be received by the company by the 75th day of a quarter and apply to all subsequent quarterly cash fees until a new election is received. Such options or RSUs are granted on the first trading day of each quarter with respect to the fees payable for the preceding quarter, and the exercise price of any such stock options equals the fair market value of the common stock on the date of grant. The number of shares subject to such options or RSUs is calculated by dividing the dollar amount of the cash fees for the quarter by the Black-Scholes option or RSU value, as applicable, we used for purposes of determining the share-based compensation expense that we recognized for financial statement reporting purposes in that quarter.

Unless a different arrangement is specifically agreed to, each non-employee director (other than Messrs. Moszkowski, Sacks and Zimmerli) will receive an annual grant of stock options and/or RSUs (at the election of such director) on the first trading day following our annual meeting of stockholders. Such options and/or RSUs will have a total Black-Scholes value of $130,000, and the exercise price of any such stock options will equal the fair market value of the common stock on the date of grant. Each such option or RSU will vest upon the anniversary of the date of grant, based on continued service as a director. Messrs. Moszkowski, Sacks and Zimmerli have declined their annual option and RSU awards.

On August 19, 2020, our board of directors approved the formation of a special committee of the board (the “Special Committee”) to consider a potential equity recapitalization transaction with respect to the then-outstanding Series A Preferred Stock of the company. The Special Committee was comprised of Ms. Smith and Messrs. Mandl (chair) and Feiner. In recognition of the responsibilities assumed by the members of the Special Committee and the commitment of time that would be required to discharge such responsibilities properly, on September 24, 2020, our board of directors approved a one-time cash retainer of $50,000 for members of the Special Committee, other than the chair, and (ii) a one-time cash retainer of $60,000 for the chair of the Special Committee, in each case 50% of which was paid on October 1, 2020 and the remaining 50% of was paid on April 1, 2021.
We reimburse each non-employee director for ordinary and reasonable expenses incurred in attending board and board committee meetings.

2020 Director Compensation. The following table sets forth, for each of our non-employee directors, information concerning compensation earned or paid for services in all capacities during the fiscal year ended December 31, 2020.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)
Michael C. Feiner	$85,000	$130,000	—	$215,000
John B. Henneman, III (3)	—	—	$190,000	$190,000
Alex J. Mandl (3)	$55,000	$130,000	$75,000	$260,000
Jill Smith	$85,000	$65,000	$65,000	$215,000
Anthony J. Speranzo (3)	—	$190,000	—	$190,000
Anthony R. Tersigni (3)	—	$190,000	—	$190,000
Neal Moszkowski (4)	—	—	—	—
Ian Sacks (4)	—	—	—	—
Albert R. Zimmerli (4)	—	—	—	—

(1)	Includes 50% of a one-time cash retainer paid to members and the chair of the Special Committee on October 1, 2020. The remainder of the retainer was paid on April 1, 2021.
(2)
Valuation of these option and stock awards is based on the aggregate grant date fair value computed in accordance with ASC 718. These amounts do not represent the actual amounts paid to or realized by the directors during 2020. The assumptions used by us with respect to the valuation of option and stock awards are the same as those set forth in Note 15, Share-Based Compensation, to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on February 18, 2021.

(3)
Under our director compensation policy in effect in 2020, Messrs. Henneman and Mandl (in the case of Mr. Mandl, through Q3 2020) elected to be compensated for their director fees in options to purchase shares of our common stock, rather than in cash. Similarly, Messrs. Speranzo and Tersigni elected to be compensated for their director fees in RSUs, rather than in cash.

(4)	Messrs. Moszkowski, Sacks, and Zimmerli have declined to receive director fees.

As of December 31, 2020, our non-employee directors held the following options to acquire shares of our common stock and shares of restricted common stock:

Name	Aggregate Option Awards (Exercisable / Unexercisable) Outstanding as of December 31, 2020	Option Awards Exercisable at December 31, 2020	Aggregate Restricted Stock Awards (Unvested) as of December 31, 2020
Michael C. Feiner	31,755	31,755	12,094
John B. Henneman, III	567,901	524,260	—
Alex J. Mandl	288,866	267,489	12,094
Jill Smith	15,407	—	6,047
Anthony J. Speranzo	—	—	17,191
Anthony R. Tersigni	—	—	17,191
Neal Moszkowski	—	—	—
Ian Sacks	—	—	—
Albert R. Zimmerli	—	—	—

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information about the material components of our executive compensation program for the following executive officers, to whom we refer collectively in this discussion as our “Named Executive Officers.” During 2020, our Named Executive Officers were:

Joseph Flanagan, our President and Chief Executive Officer (our “Chief Executive Officer”);

Rachel Wilson, our Chief Financial Officer and Treasurer (our “Chief Financial Officer”) effective June 1, 2020;

Richard B. Evans, Jr., our Interim Chief Financial Officer through May 2020 and our Chief Accounting Officer and Corporate Controller; and

Gary Long, our Executive Vice President and Chief Commercial Officer (our “Chief Commercial Officer”).

On January 15, 2021, as part of a broader alignment of senior leadership roles in order to support effective management of the company following years of significant growth, two new executive positions were created: John Sparby was appointed to serve as our Executive Vice President, Operations & Delivery and Chief Operating Officer, and Vijay Kotte was appointed to serve as our Executive Vice President, Strategy & Corporate Development and Chief Solutions Officer. Since their promotions to executive officer positions occurred in 2021, compensation for Mr. Sparby and Mr. Kotte will be disclosed in next year’s proxy statement if they meet the definition of “named executive officer” set forth in Item 402(a)(3) of Regulation S-K.

John Sparby, our Executive Vice President, Operations & Delivery and Chief Operating Officer.

Vijay Kotte, our Executive Vice President, Strategy & Corporate Development and Chief Solutions Officer.

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2020 and the policies and practices that contributed to our executive compensation actions and decisions for 2020. It also provides an overview of our executive compensation philosophy and objectives. Finally, it analyzes how and why the human capital committee of our board of directors arrived at the specific compensation decisions for our Named Executive Officers for 2020, including the key factors that the human capital committee considered in determining their compensation.

Significant Management Changes in 2020

On June 1, 2020, Rachel Wilson was hired as our Chief Financial Officer. Richard B. Evans, Jr., who had served as Interim Chief Financial Officer since September 2019, remains in his role as Senior Vice President, Chief Accounting Officer and Corporate Controller.

Executive Summary

2020 Business Highlights

In 2020, we achieved notable progress against our strategic initiatives, and delivered significant improvements on our key performance metrics.

Key accomplishments:

We navigated the complex environment presented by the COVID-19 pandemic by prioritizing the safety of our workforce and providing uninterrupted service to our customers, while balancing near-term dynamics with our long-term growth needs. Our financial results were below the goals we established at the start of 2020 but strong operational execution by the entire team mitigated the impact of the pandemic on our results, and we delivered revenue growth of 7.1% and adjusted EBITDA growth of 42.9% compared to 2019.

We added $5.0 billion in net patient revenue under management on an end-to-end basis, exceeding our $3 billion target. Penn State Health and LifePoint Health were two notable new customers, extending our presence in the academic and for-profit health system markets. We additionally signed 100 non end-to-end agreements, demonstrating commercial momentum.

We acquired SCI Solutions, a leading provider of digital patient engagement solutions. By integrating SCI’s capabilities into R1’s patient experience (PX) platform, we expect to deliver enhanced value for our customers by enabling them to create digital front door strategies for their patients, improve operating efficiency, and increase capacity utilization.

We acquired RevWorks and announced a partnership with Cerner Corporation. The acquisition of RevWorks expands our customer footprint in the physician and hospital space. The ongoing partnership improves technology integration and presents a commercial channel as we grow the business.

We divested the Emergency Medical Services business, which was non-core to our portfolio. The divestiture allows us to maximize investments to drive innovation and growth of our core revenue cycle management platform.

We made significant progress with our digitization effort. We deployed the automation routines we started developing in 2019 and are on track to automate approximately 30 million manual tasks annually. Our PX platform is now deployed at over 200 locations, from approximately 100 locations at the start of 2020. Despite lower volumes resulting from the pandemic, or digitization effort delivered results at the high end of the $15-20 million expectation entering 2020.

2020 Executive Compensation Highlights

The following key compensation actions were taken with respect to our Named Executive Officers for 2020:

•Base Salaries - Mr. Evans’s annual base salary was increased from $324,925 to $334,672 effective April 1, 2020. Ms. Wilson’s annual base salary was set at $465,000 effective as of the commencement of her employment with us. There were no changes to the base salary of our other Named Executive Officers in 2020. Effective January 1, 2021, Mr. Flanagan's base salary was increased from $895,000 to $1,000,000 and Mr. Long’s base salary was increased from $460,000 to $500,000. Effective April 1, 2021, Ms. Wilson's base salary was increased from $465,000 to $500,000

•Annual Incentives – As described below in “Annual Cash Incentives,” as a result of the effects of the COVID-19 pandemic on our results of operations, our Named Executive Officers did not receive cash incentive payments under our annual cash incentive bonus plan for 2020. Mr. Long did receive $217,637 in the aggregate in commission-based new business incentive bonuses for new sales made by the company in 2020. Ms. Wilson's discretionary target bonus opportunity increased to 100% of her base salary, effective for the 2021 performance year.

•Discretionary Short-Term Equity Awards – On April 1, 2021, we granted our Named Executive Officers discretionary RSU awards to recognize their contributions to the company’s continued success in the face of the challenges in 2020. We granted Mr. Flanagan 51,235 RSUs, Ms. Wilson 16,382 RSUs, Mr. Long 12,154 RSUs, and Mr. Evans 5,895 RSUs.

•Long-Term Incentive Compensation - In July 2020, we granted Mr. Flanagan 273,701 PBRSUs representing 100% of the target award, subject to two performance-based vesting conditions. In July 2020, we granted Mr. Evans 10,235 PBRSUs and Mr. Long 46,891 PBRSUs, representing 100% of the target award, subject to two performance-based vesting conditions. We also granted Ms. Wilson 75,259 PBRSUs, representing 100% of the target award, subject to two performance-based vesting conditions, in connection with the commencement of her employment with the company. The performance measures for PBRSUs granted in 2020 remained the same as the performance measures used for the 2019 grants (a combination of cumulative adjusted EBITDA and end-to-end RCM agreements).

•Special One-Time Retention Awards - In July 2020, we granted Mr. Long and Mr. Evans, along with a select group of other key employees, a special one-time PBRSU award of 46,891 and 10,194, respectively, representing 100% of the target long-term incentive award. The special one-time PBRSU awards are subject to the same performance measures and vesting conditions as the 2020 PBRSU grants described above.

Executive Compensation Policies and Practices

We endeavor to maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. During 2020, the following executive compensation policies and practices were in place, including both policies and practices we have implemented to drive performance and policies and practices that either prohibit or minimize behaviors that we do not believe serve our stockholders’ long-term interests:

What We Do

Human Capital Committee Independence - Our human capital committee is comprised solely of independent directors.

Human Capital Committee Advisor Independence - The human capital committee engages and retains its own independent advisors. During 2020, the human capital committee engaged SullivanCotter to assist with its responsibilities. SullivanCotter was not separately engaged by the company to perform consulting or other services for the company during 2020.

Annual Compensation Review - The human capital committee conducts an annual review of our executive compensation philosophy and strategy, including a review of the compensation peer group used for comparative purposes.

Compensation-Related Risk Assessment - We design our compensation programs, policies and practices to ensure that they reflect an appropriate level of risk-taking but do not encourage our employees to take excessive or unnecessary risks that could have a material adverse impact on the company.

Emphasize Performance-based Incentive Compensation - The human capital committee designs our executive compensation program to use performance-based short-term and long-term incentive compensation awards to align the long-term interests of our executive officers with the interests of our stockholders.

Emphasize Long-Term Equity Compensation - The human capital committee uses equity awards to deliver long-term incentive compensation opportunities to our Named Executive Officers. These equity awards vest over multi-year periods, and the PBRSUs have a performance period of several years, which better serves our long-term value creation goals and retention objectives.

Limited Executive Perquisites - We provide only modest amounts of perquisites or other personal benefits to our Named Executive Officers which serve a sound business purpose.

Prohibition on Derivative Securities Transactions, Hedging and Pledging - Our Insider Trading Policy prohibits all our employees, including our executive officers, and the members of our board of directors from engaging in derivative securities transactions with respect to our common stock and from hedging the risk of their ownership of our common stock through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Our Insider Trading Policy generally restricts our employees and directors from pledging our securities as collateral or holding our securities in a margin account.

Maintain Stock Ownership Guidelines – In February 2020, the human capital committee approved the Stock Ownership Guidelines Policy to align the financial interests of R1 executives with those of its shareholders. The Chief Executive Officer must own shares worth 6x annual base salary (4x for the Chief Financial Officer, 3x for all other Named Executive Officers).

What We Do Not Do

X    Retirement Programs - Other than our Section 401(k) plan generally available to all employees, we do not offer defined benefit or contribution retirement plans or arrangements or nonqualified deferred compensation plans or arrangements for our Named Executive Officers.

X    No Tax “Gross-Ups” or Payments - We do not provide any “gross-ups” or tax payments to our Named Executive Officers in connection with any compensation element other than for housing and relocation expenses, and we do not provide any excise tax “gross-up” or tax reimbursement in connection with any change in control payments or benefits.

X    No Stock Option Repricing - We do not reprice options to purchase shares of our common stock without stockholder approval.

X    No Timing of Equity Grants - We do not structure the timing of equity awards to precede or coincide with the disclosure of material non-public information.

Stockholder Advisory Vote on Named Executive Officer Compensation

Every six years, we are required to conduct a non-binding stockholder advisory vote on the frequency of future “Say-on-Pay” votes (commonly known as a “Say-on-Frequency” vote). At our 2017 Annual Meeting of Stockholders, we conducted a non-binding stockholder vote on the frequency of advisory votes on executive compensation of our Named Executive Officers (commonly known as a “Say-on-Pay” vote). Our stockholders cast the highest number of votes for voting on a triennial basis, compared to voting every one or two years. In light of this result and other factors considered by our board of directors, we decided to conduct Say-on-Pay votes on a triennial basis.

Our stockholders approved the non-binding advisory proposal on the compensation of our named executive officers with a 78% favorable vote at our annual meeting of stockholders held in 2018, our most recent annual meeting at which such a vote was taken. As the human capital committee has reviewed our executive compensation policies and practices since our last Say-on-Pay vote, it has been mindful of the strong support our stockholders have expressed for our approach to executive compensation. As a result, following its most recent review of our executive compensation philosophy, the human capital committee decided to retain our general approach to executive compensation. Following this Annual Meeting, we will conduct our next Say-on-Pay vote at our 2024 Annual Meeting of Stockholders.

Executive Compensation Philosophy and Objectives

Our executive compensation program is guided by our overarching philosophy of attracting and retaining highly talented executive officers by providing competitive pay and benefits and rewarding our executive officers for performance that aligns with our financial, operational and strategic goals, including ESG-related goals, to achieve our ultimate objective of increasing stockholder value. The structure of our executive compensation program enables us to provide a competitive total compensation package that links a significant portion of each executive officer’s overall compensation to key corporate financial goals and other significant accomplishments. We use both short-term and long-term incentive compensation opportunities to align the interests of our executive officers with the interests of our stockholders and the successful execution of our long-term strategic plan.

Our executive compensation program is designed to:

•Attract, retain and motivate highly talented individuals who have the breadth and depth of experience to successfully execute our business strategy;

•Align the interests of our executive officers, stockholders and other stakeholders;

•Pay for performance by rewarding the achievement of our annual and long-term operating and strategic goals; and

•Recognize individual contributions.

Governance of Executive Compensation Program

Role of the Human Capital Committee

The human capital committee oversees our executive compensation program and discharges the responsibilities of our board of directors relating to the compensation of our Named Executive Officers. In this role, the human capital committee reviews, determines and approves the compensation of our Named Executive Officers. Certain actions of our human capital committee, such as the granting of equity awards, may be taken by a sub-committee of the human capital committee. The human capital committee maintains the Section 16 Sub-Committee to assist the human capital committee in ensuring that equity awards made under the company’s equity incentive plans are exempt from the short swing trading rules under Section 16(b) of the Exchange Act. The human capital committee has the authority, without approval of our board of directors, to engage, oversee and terminate compensation consultants, legal counsel and other advisors to assist in the evaluation of the compensation of our executive officers.

Pursuant to its charter, the human capital committee is responsible for reviewing the total compensation, including base salary levels, annual cash bonus opportunities and long-term incentive compensation opportunities, of our Named Executive Officers. When selecting and setting the amount of each compensation element, the human capital committee considers the following factors:

•our executive compensation program objectives;

•our performance against the financial and operational objectives established by the human capital committee and/or our board of directors;

•each individual Named Executive Officer’s skills, experience, knowledge and qualifications relative to other similarly situated executives at the companies in our compensation peer group;

•the scope of each Named Executive Officer’s role compared to other similarly situated executives at the companies in our compensation peer group;

•the performance of each individual Named Executive Officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function and work as part of a team, all of which reflect our core values;

•compensation parity among our Named Executive Officers;

•our financial and stock price performance relative to the companies in our compensation peer group; and

•the compensation practices of our compensation peer group.

These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each Named Executive Officer. No single factor is determinative in setting pay levels, nor was the impact of any factor on the determination of pay levels quantifiable.

Role of Executive Officers

In discharging its responsibilities, the human capital committee works with members of our management, including our Chief Executive Officer, to review information on corporate and individual performance, market data and management’s perspective on compensation matters. Our Chief Executive Officer reviews the performance of each of our other Named Executive Officers and, based on these reviews, provides recommendations to the human capital committee with respect to base salary adjustments, annual cash bonus opportunities and long-term incentive compensation in the form of equity awards.

The human capital committee meets with our Chief Executive Officer annually to review and discuss his recommendations regarding executive compensation for our other Named Executive Officers. Typically, the human capital committee meets in executive sessions to discuss these recommendations, uses them as one factor in determining and approving the compensation for our other Named Executive Officers and then informs our board of directors of such decisions. In setting the compensation of our Chief Executive Officer, the human capital committee evaluates his performance, as well as our overall corporate performance and considers the other factors described above. Our Chief Executive Officer recuses himself from all discussions and recommendations regarding his own compensation.

Role of Compensation Consultant

The human capital committee engages an independent compensation consultant from time to time to provide support, including competitive market data and analysis regarding our executive compensation program and the decisions resulting from its annual executive compensation review. In 2020, the committee retained SullivanCotter to serve as its independent compensation advisor. SullivanCotter served at the discretion of our human capital committee.

During 2020, SullivanCotter attended, in person or via telephone, meetings of the human capital committee (both with and without management present) and provided the following services:

•consulted with the human capital committee chair and other members between committee meetings;

•provided competitive market data based in part on the compensation peer group for our executive officer positions and evaluated how the compensation we pay our executive officers compares both to our performance and to how the companies in our compensation peer group compensate their executives;

•assessed executive compensation trends within our industry and updates on corporate governance and regulatory issues and developments;

•reviewed the Compensation Discussion and Analysis; and

•made recommendations regarding short and long-term incentive plans and outstanding equity awards.

With respect to the periods in 2020 for which SullivanCotter provided services to the human capital committee, SullivanCotter did not raise any conflicts of interest to the human capital committee and the human capital committee determined that no conflicts of interest existed that would affect SullivanCotter’s independence or would prevent it from independently representing our human capital committee.

How We Determine Executive Compensation Levels

In evaluating our executive compensation program and making its decisions in 2020, the human capital committee considered the competitive market for executive talent using two sources: data derived from an analysis of the compensation levels and practices of a group of comparable companies and data drawn from nationally recognized executive compensation surveys reporting compensation levels of executives at similarly sized organizations.

The compensation peer group is a select group of companies that the human capital committee believes are representative of the talent market in which we compete. In 2020, the human capital committee considered compensation data from this peer group as one factor in determining our executive compensation levels to ensure we continue to provide target total direct compensation opportunities that are competitively positioned in the marketplace. The human capital committee worked with its compensation advisor in 2019 to review and update the peer group used to guide Named Executive Officer pay decisions for 2020. Changes to the peer group were intended to more closely reflect the company’s business structure and scope of operations in 2020.

The companies in the compensation peer group were selected in 2019 based on the following criteria:

•Similar revenues and complexity of business model;

•In the technology, business process outsourcing or healthcare services industries; and

•Publicly traded in the United States.

In August 2019, the human capital committee reviewed and approved the following peer group. The peer group below informed compensation decisions for 2020. No changes were made to the peer group for 2021 compensation decisions, other than the removal of Navigant Consulting.

Allscripts Healthcare Solutions	ManTech International
CBIZ	Maximus
ExlService Holdings	Premier
FTI Consulting	Huron Consulting Group
Genpact Limited	Navigant Consulting*
HMS Holdings	Evolent Health
ICF International	WEX
*Navigant Consulting went private in October 2019.

While the human capital committee considers competitive market data when making its decisions, it is only one factor evaluated when determining the target total direct compensation opportunities of our Named Executive Officers. The human capital committee also considers the other factors listed in “Governance of Executive Compensation Program - Role of the Human Capital Committee” above.

The human capital committee intends to review our compensation peer group periodically as needed and make adjustments to its composition, taking into account changes in both our business and the businesses of the companies in our compensation peer group.

Risk Considerations

Our executive compensation program consists of a mix of compensation elements, which we design to ensure that they reflect an appropriate level of risk-taking but do not encourage our Named Executive Officers to take excessive or unnecessary risks. We believe that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on our business. In addition, the human capital committee believes that the mix and design of the elements of our executive compensation program do not encourage our management to assume excessive risks.

Executive Compensation Program Design

In 2020, the primary elements of our executive compensation program consisted of base salary, an annual cash incentive opportunity and long-term incentive compensation in the form of PBRSUs. The following table describes how each of these elements is intended to satisfy our executive compensation objectives.

Compensation Element	Purpose	Type of Compensation	Link to Program Objectives
Base salary	Fixed level of cash compensation for performing day-to-day responsibilities to attract and retain key talent in a competitive marketplace	Cash	Generally reviewed annually based on evaluation of individual’s experience, position, current performance, internal pay equity, compensation peer group data and external competitive market data
Annual cash incentive
Target cash incentive opportunity (expressed as a percentage of base salary) that encourages executive officers to achieve annual operating plan goals (adjusted EBITDA and new end-to-end RCM agreements)
Cash
Provides compensation based on achievement of our annual operating plan goals, as well as individual performance compared against pre-established corporate performance goals

No minimum guaranteed payment

Long-term incentive compensation
Helps ensure executive compensation is directly linked to achievement of long-term goals

Creates an ownership culture by aligning interests of executive officers with the creation of stockholder value

Furthers our executive officer retention objectives
Long-term equity
Provides our executive officers with a strong link to our long-term performance by enhancing their accountability for long-term decision-making.
In 2020, delivered in the form of PBRSUs with performance tied to cumulative adjusted EBITDA and new end-to-end RCM agreement targets; specific performance metrics and targets are reviewed and determined by the human capital committee each year

Benefits	Important element of “total rewards” program and helps attract and retain executive officers	Benefits
Same broad-based benefits that are provided to all employees, including our Section 401(k) retirement plan, a medical care plan, vacation, short-term and long-term disability coverage and standard employee holidays

Post-employment compensation arrangements	Attracts and retains executive officers in competitive market Ensures continued dedication of executive officers in cases of personal uncertainties or risk of job loss	Combination of cash, long-term incentive compensation and benefits	Under certain circumstances, the accelerated vesting of certain equity awards, plus cash severance payments
Employment agreements	Provides confidentiality and non-compete covenants	N/A	Specific for the individual

Base Salary

Base salary represents the fixed portion of the compensation of our Named Executive Officers. We use base salaries to attract and retain highly qualified individuals to help us manage our business and achieve our annual and long-term performance objectives. Generally, we establish the initial base salaries of our Named Executive Officers through arm’s-length negotiation at the time we hire or promote an individual, considering his or her position, qualifications, experience and the base salaries of our other executive officers. Thereafter, the human capital committee reviews the base salaries of our executive officers from time to time and makes adjustments as it deems necessary or appropriate.

In 2020, Named Executive Officer base salary increases were based on individual performance and responsibilities. Overall, these salary amounts align with the tenure and performance of the executives and are validated through the market competitiveness study. Effective April 1, 2020, Mr. Evans’s annual base salary was increased from $324,925 to $334,672. There were no changes to the base salary of our other Named Executive Officers in 2020. Effective January 1, 2021, Mr. Flanagan's base salary was increased from $895,000 to $1,000,000 and Mr. Long’s base salary was increased from $460,000 to $500,000. Effective April 1, 2021, Ms. Wilson's base salary was increased from $465,000 to $500,000.

The table below shows the annual salaries for our Named Executive Officers.

Named Executive Officer	2019 Base Salary	Increase Percentage	2020 Base Salary
Mr. Flanagan	$895,000	0.0%	$895,000
Ms. Wilson	N/A	N/A	$465,000
Mr. Evans	$324,925	3.0%	$334,672
Mr. Long	$460,000	0.0%	$460,000

Annual Cash Incentives

Each year, the human capital committee approves an annual cash incentive bonus plan for our Named Executive Officers. We use annual cash incentive bonuses to compensate our Named Executive Officers for achieving corporate performance objectives, as well as for their individual performance.

For 2020, the human capital committee approved an annual cash bonus plan (the “2020 Bonus Plan”) which contained the following terms and conditions:

•At the beginning of the year, our human capital committee selects the objective corporate financial and operational measure(s) and sets the target levels for such measure(s) for the year based on our annual operating plan. The objective performance measure and related target level was selected by our human capital committee based on our historical operating results and growth rates, as well as our expected future results and are designed to require significant effort and operational success on the part of the company and our Named Executive Officers. During the course of the year, our human capital committee may adjust such measure and target level as it deems appropriate.

•If our performance expectations for our objective corporate performance was exceeded, the bonus pool may fund at, and actual bonus payments may be awarded at, above-target amounts. If this expectation was not met, actual bonus payments may be below target amounts, or no bonuses at all may be awarded. Prior years’ performance and corresponding bonus payment amounts were taken into consideration when setting target bonus levels. We believe this helps to calibrate our annual incentive compensation levels with our actual performance.

•The human capital committee approves actual annual cash bonus payments, which are based, in part, on the recommendations of our Chief Executive Officer (except with respect to his own annual cash bonus payment). There were no minimum or maximum payment levels, and the human capital committee reserved broad discretion to make adjustments to award payments.

Target Annual Cash Incentive Opportunities

Target annual cash incentive opportunities for each Named Executive Officer are established in the individual’s offer letter at the time of hire. These target incentive opportunities are periodically reviewed by the human capital committee. In 2020, the human capital committee reviewed the target annual cash bonus opportunities of our Named Executive Officers, taking into consideration a competitive market analysis prepared by its compensation consultant, the recommendations of our Chief Executive Officer (except with respect to his own target annual cash bonus opportunity) and the other factors described above.

The target annual cash bonus opportunities of our Named Executive Officers for 2020 were as follows:

Named Executive Officer	2020 Target Annual Cash Bonus Opportunity (as a percentage of base salary)	2020 Target Annual Cash Bonus Opportunity ($)
Mr. Flanagan	100%	$895,000
Ms. Wilson (1)	80%	$372,000
Mr. Evans	40%	$133,869
Mr. Long (2)	50%	$230,000

(1) For the 2021 performance year, Ms. Wilson's discretionary target bonus opportunity will be increased to 100% of her base salary.
(2) Mr. Long also has commission-based commercial incentive objectives that can earn an additional 50% of base salary.

2020 Performance Measures

In 2020, the human capital committee selected the following objective and subjective measures for purposes of the 2020 Bonus Plan:

Objective Performance Measure	Subjective Performance Measure
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“adjusted EBITDA”) before incentive compensation - Target set against company’s 2020 operating plan.

New end-to-end RCM agreements representing $3 billion of annual net patient revenue under management required to earn above target
Individual performance

For purposes of the 2020 Bonus Plan, adjusted EBITDA is defined as net income before net interest income/expense, income tax provision/benefit, depreciation and amortization expense, share-based compensation expense, expense arising from debt extinguishment and certain other items, before the funding of the incentive compensation pool. For more information about how the company calculates adjusted EBITDA, and for a reconciliation of adjusted EBITDA to GAAP net income, please see “Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 18, 2021.

The human capital committee selected adjusted EBITDA as the objective performance measure in connection with its 2020 operating plan for purposes of determining the amount of funding for the company-wide annual cash incentive bonus pool. The human capital committee selected this performance measure because it believed that it is an appropriate driver for our business as it provides a balance between generating revenue, growing our business and managing our expenses, which enhance stockholder value. In the event that the company’s performance exceeded the target amount, the pool would share in 50% of every dollar by which actual performance exceeded the adjusted EBITDA target provided new end-to-end RCM agreements representing $3 billion of net patient revenue under management in the aggregate were achieved. This objective was initially added in 2019 in order to provide additional focus on revenue growth from new clients, and the human capital committee continued to use this measure in 2020. After the amount of the company-wide bonus pool was determined, the human capital committee then subjectively evaluated our Named Executive Officer’s individual performances.

2020 Annual Cash Incentive Payments

In February of 2020, before knowledge of the pandemic, the 2020 annual bonus plan was approved with an adjusted EBITDA target of $265M. All NEOs and all US annual bonus eligible participants are included in this plan, at that time the plan was established with $34.5M of target funding. Target performance details are listed in the table below:

February 2020 Objective	2020 Threshold ($)	2020 Target ($)
Adjusted EBITDA before incentive compensation New end-to-end RCM agreements	$265 million	$299.5 million $3.0 billion

In 2020, as a result of the effects of the COVID-19 pandemic on the results of our operations, primarily driven by a decline in patient volumes, our Adjusted EBITDA performance was below the threshold and the bonus pool was funding at or near $0 even though we exceeded the objective of new end-to-end RCM agreements representing $3.0 million of net patient revenue under management in the aggregate.

In December 2020, our human capital committee took into account the following considerations and approved a new annual bonus plan for certain non-executive employees:

•Strong Financial results including:

•Revenues grew ~7% from 2019, landing above the adjusted guidance of $1,250 - $1,260M

•Adjusted EBITDA came in at $240M, growing ~43% from 2019, landing at the high-end of the adjusted guidance of $230 - $240M

•Share price increased 85% in 2020, vs 18% appreciation for the Russell 2000 Index and 14% appreciation for the HCIT peer group (Note: Peer group does not include companies which went public in 2020)

•Strong organic growth including:

•Entered into a five-year strategic co-managed partnership with Penn State Health, a $2.2B annual NPR multi-hospital academic health system

•Entered into a 10-year end-to-end partnership with LifePoint Health, a $2.8B annual NPR health system

•Signed a total of 100 non-end-to-end RCM deals in 2020

•Recognized as “Best in KLAS” for the Physician RCM business and highest RCM vendor in the KLAS COVID response report

•Executed strategic M&A agenda:

•Acquired SCI Solutions, a leading provider of SaaS-based scheduling and patient access solutions

•Extended R1’s comprehensive revenue cycle capabilities and expertise to Cerner clients and new prospects through the acquisition of Cerner’s RevWorks business

•Divested the EMS business in alignment with our strategic vision to focus on delivering best-in-class RCM solutions for hospitals and physician groups

•Progress on strategic initiatives:
•Completed foundational ESG work to enable the company’s inaugural ESG report

•Meaningful progress against the company’s inclusion & diversity agenda, including hosting the company’s first I&D Awareness Day in August 2020 and the launch of I&D people-leader resources

•Advanced the company’s talent and development agenda, including the launch of the R1 Way, as well as the R1 Executive Leadership Program with the Northwestern University Kellogg School of Management

The following is the new bonus plan that our human capital committee approved in December 2020 and provides $5M in bonus funding at target that only certain non-executive employees would be eligible to participate in:

December 2020 Objective	2020 Threshold ($)	2020 Target ($)	2020 Actual ($)
Adjusted EBITDA before incentive compensation New end-to-end RCM agreements	$240 million	$245 million $3.0 billion	$244.3 million $5.0 billion

This funding of the 2020 Bonus was approved by the human capital committee in February 2021. None of our Named Executive Officers were eligible to participate in the funded cash bonus pool. Mr. Long did receive $217,637 in the aggregate in commission-based new business incentive bonuses for new sales made by the company in 2020.

Discretionary Short-Term RSU Awards

In February 2021, our human capital committee determined a pool of discretionary equity awards would be created for Named Executive Officers and other leaders to recognize their contributions to the company’s continued success in the face of the challenges of 2020. The human capital committee considered the same performance outcomes as described above regarding financial performance, organic growth and inorganic growth. The pool of these awards were in the form of time-vesting RSUs that will vest six months from the date of grant, subject to full vesting at the completion of the 6-months in the event of a good leaver termination (as defined in the award agreement), death or disability. Individual award amounts were made based on contribution to overall results and individual performance.

The table below provides the number of such short-term RSU awards granted to each of our Named Executive Officers.

Named Executive Officer	Grant Date	# of RSUs
Mr. Flanagan	4/1/2021	51,235
Ms. Wilson	4/1/2021	16,382
Mr. Evans	4/1/2021	5,895
Mr. Long	4/1/2021	12,154

These RSU awards will be included in the Summary Compensation Table for 2021.

In determining the number of such short-term RSU awards:

•For Mr. Flanagan, the human capital committee considered his strong leadership in driving financial results, shareholder returns, and commercial growth, as well as in the areas of inclusion & diversity and talent development. The human capital committee also considered strategic M&A activity in 2020, including two acquisitions and one divestiture.

•For Mr. Long, the human capital committee considered the achievement of strong commercial results, despite the challenges of the pandemic. In 2020, two new end-to-end customers were signed representing $5B of net patient revenue under management.

•For Ms. Wilson, the human capital committee considered her contribution to strong financial results in the second half of the year. The human capital committee also considered Ms. Wilson’s contribution to the Company’s ESG efforts as well as investor relations.

•For Mr. Evans, the human capital committee considered his contributions as interim CFO for the first half of the year, as well as successful transition of duties to a new CFO. The human capital committee also considered Mr. Evans’ leadership of the implementation and stabilization of a new financial enterprise system.

Other Bonuses

In November 2020, each of Mr. Flanagan and Mr. Evans received special, one-time cash bonuses of $150,000 and $60,000, respectively, in recognition of their extraordinary efforts and significant contributions in connection with the company’s acquisitions of SCI Solutions and the RevWorks services business, as well as the divestiture of the company’s EMS business.

Pursuant to the terms of her offer letter agreement, we paid Ms. Wilson a sign-on bonus of $250,000, of which $75,000 was paid to her on June 30, 2020 and the remaining $175,000 was paid to her on January 31, 2021.

Long-Term Incentive Compensation

We believe long-term incentive compensation is an effective means for focusing our Named Executive Officers on driving increased stockholder value over a multi-year period, provides a meaningful reward for appreciation in our stock price and long-term value creation and motivates them to remain employed with us. In 2020, we granted only PBRSUs to our Named Executive Officers. We believe this approach aligns the contributions of our Named Executive Officers with the long-term interests of our stockholders and allows them to participate in any future appreciation in the value of our common stock. We believe that PBRSU awards pursuant to which shares of our common stock may be earned based on our actual performance should provide an appropriate long-term incentive for our Named Executive Officers, since they are rewarded only to the extent that they achieve performance results intended to enhance our stock price growth.

As with their other elements of compensation, the human capital committee determines the amount of long-term incentive compensation for our Named Executive Officers as part of its annual compensation review and after taking into consideration a competitive market analysis, the recommendations of our Chief Executive Officer (except with respect to his own long-term incentive compensation), the outstanding equity holdings of each Named Executive Officer, the projected impact of the proposed awards on our earnings, the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our “burn rate”) in relation to the companies in our compensation peer group, the potential voting power dilution to our stockholders (our “overhang”) in relation to the companies in our compensation peer group and the other factors described above.

The Named Executive Officers participate in a long-term incentive compensation program (the “LTI program”) with the goal of focusing leaders on our long-term business performance that we believe will generate the creation of sustainable long-term value for our stockholders. The LTI program reflects the current design and structure of annual equity awards to our employees, including our executive officers, and provides a framework within which we make annual equity awards. For our Named Executive Officers, the LTI program in 2020 utilizes PBRSUs.

Target annual long-term incentive opportunities for each of our Named Executive Officers under the LTI program for 2020 are presented in the table below.

Named Executive Officer	2020 Long-term Incentive Target (as a % of base salary)	Target LTI %: PBRSU
Mr. Flanagan (1)	300%	100%
Ms. Wilson	200%	100%
Mr. Evans	30%	100%
Mr. Long (2)	100%	100%

(1) On March 23, 2021, the target amount of Mr. Flanagan's annual equity grants for 2021 was increased from 300% to 500% of base salary.
(2) On January 16, 2021, the target amount of Mr. Long’s annual equity grants for 2021 was increased from 100% to 200% of base salary.

Each of the terms of our LTI program, including, without limitation, eligible participants, award levels, the composition of awards and the vesting terms for awards, for 2021 and subsequent years are subject to revision by our human capital committee in their sole discretion. In addition, our human capital committee reserves the right to discontinue the LTI program, in whole or in part, replace the LTI program and/or supplement it with additional equity or cash awards.

2020 PBRSU Awards

The Section 16 subcommittee of the human capital committee granted the following PBRSU awards to the Named Executive Officers in 2020:

Named Executive Officer	Grant Date	# of PBRSU (at threshold performance)	# of PBRSU (at target performance)	# of PBRSU (at maximum performance)
Mr. Flanagan	7/31/2020	136,851	273,701	547,402
Ms. Wilson	7/31/2020	37,630	75,259	150,518
Mr. Evans	7/31/2020	10,215	20,429	40,858
Mr. Long	7/31/2020	46,891	93,782	187,564

Mr. Long’s and Mr. Evans’s awards described above include a special one-time PBRSU award of 46,891 and 10,194, respectively, that were granted on July 31, 2020, representing 100% of the target long-term incentive award. The special one-time PBRSU awards are subject to the same performance measures and vesting conditions as the 2020 PBRSU grants described above. On March 23, 2021, Mr. Flanagan received a special one-time PBRSU award of 273,701, representing 100% of the target long-term incentive award, pursuant to his new employment agreement. This special one-time PBRSU award will be included in the Summary Compensation Table for 2021.

Pursuant to the award agreement, these PBRSUs will be subject to both a time-based vesting condition and a performance-based vesting condition. The time-based vesting condition may be satisfied on the earlier of December 31, 2022 and a qualifying change of control (the “Performance Measurement Date”). Performance vesting of the above PBRSUs is based on cumulative adjusted EBITDA and the entry into new end-to-end RCM agreements. The performance period for these PBRSUs is January 1, 2020 to December 31, 2022. The human capital committee selected cumulative adjusted EBITDA in 2020 as the performance measure because it believed that it is an appropriate driver for our business as it provides a balance between generating revenue, growing our business and managing our expenses, which enhance stockholder value. The end-to-end RCM agreement growth measure was selected in 2020 in order to provide additional focus on revenue growth from new clients. These same performance measures were applied to 2019 PBRSUs granted to Named Executive Officers.

In 2017 and 2018, the PBRSUs granted to the Named Executive Officers were based on the achievement of an average price per share of our common stock over a specified period of time prior to the applicable performance measurement date. The performance period for the PBRSUs granted in 2017 and in 2018 expired on December 22, 2020, with the PBRSUs granted in 2017 having a time-based vesting condition that was satisfied on December 22, 2020 and the PBRSUs granted in 2018 having a time-based vesting condition that was (i) 75% satisfied on December 22, 2020 and (ii) 25% that will be satisfied on the earlier of December 31, 2021 and a qualifying change of control. The performance-based vesting condition for the PBRSUs granted to our Named Executive Officers in 2017 and 2018 all vested at the maximum performance threshold specified in the applicable award agreement.

Welfare and Health Benefits

Our Named Executive Officers are eligible to participate in our employee benefit programs on the same basis as our other full-time, salaried employees. We sponsor a Section 401(k) retirement plan, which is intended to qualify for favorable tax treatment under Section 401(a) of the Code. All of our U.S. employees, including our executive officers, are eligible to participate in the Section 401(k) plan.

In addition, our Named Executive Officers are eligible to participate in our employee benefit programs on the same basis as all of our employees. These benefits include a medical care plan, flexible spending accounts, short-term and long-term disability insurance and standard company holidays.

We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

Perquisites and Other Personal Benefits

Consistent with our compensation philosophy, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites or other personal benefits to our Named Executive Officers except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective and for recruitment and retention purposes. No material perquisites or other personal benefits were provided to Named Executive Officers in 2020.

In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the human capital committee.

Employment Offer Letters

We have entered into written employment offer letters with each of our Named Executive Officers. In filling each of our executive positions, our board of directors or the human capital committee, as applicable, recognized that it would need to develop competitive compensation packages to attract qualified candidates in a dynamic labor market. At the same time, our board of directors and the human capital committee were sensitive to the need to integrate new executive officers into the executive compensation structure that we were seeking to develop, balancing both competitive and internal equity considerations.

Each of these employment offer letters provides for “at will” employment and sets forth the initial compensation arrangements for the executive officer, including an initial base salary, an annual cash bonus opportunity and an initial equity award recommendation.

For information on the specific terms and conditions of the employment offer letters of our Named Executive Officers, see the discussion of “Employment Agreements with Named Executive Officers” following the executive compensation tables below.

Post-Employment Compensation

The employment offer letters, EVP letter agreement and/or equity award agreements with our Named Executive Officers also contain provisions for their compensation in the event of certain terminations of employment, including in connection with a change in control of the company. We believe that having in place reasonable and competitive post-employment compensation arrangements is essential to attracting and retaining highly qualified executive officers. Our post-employment compensation arrangements are designed to provide reasonable compensation to executive officers who leave us under certain circumstances to facilitate their transition to new employment. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.

We believe that these arrangements are designed to align the interests of management and stockholders when considering our long-term future. The primary purpose of these arrangements is to keep our Named Executive Officers focused on pursuing all corporate transaction activity that is in the best interests of stockholders regardless of whether those transactions may result in their own job loss. Reasonable post-acquisition payments and benefits should serve the interests of both the Named Executive Officer and our stockholders.

Certain of Mr. Flanagan’s equity awards contain both so-called “single-trigger” and “double-trigger” change in control provisions. Specifically, upon a change in control of the company, 50% of the unvested shares of our common stock subject to his LTI option awards that were granted in October 2016 will automatically vest. In addition, if his employment is terminated by us without cause or by him for good reason within one year following a change in control of the company, any remaining unvested shares of our common stock subject to such LTI option awards will automatically vest. Mr. Flanagan’s cash payments and medical benefits are subject only to “double-trigger” change of control provisions.

Mr. Long’s post-employment compensation arrangement (other than PBRSUs) are subject to “double-trigger” change in control provisions. That is, all payments and benefits in the event of a change in control of the company are payable only if there is a subsequent loss of employment without cause by an executive officer within 12 months of the change of control (a so-called “double-trigger” arrangement).

For 2019 and 2020 PBRSUs, upon a change in control, the target achievement levels of adjusted EBITDA and end-to-end RCM agreement growth will be based on annual progression toward the three-year goal, with target achievement levels prorated for the time elapsed during the year in which the change in control occurs.

We do not use excise tax payments (or “gross-ups”) relating to a change in control of the company and have no such obligations in place with respect to any of our Named Executive Officers.

For information on the post-employment compensation arrangements with our Named Executive Officers, as well as an estimate of the potential payments and benefits payable under these arrangements as of the end of 2020, see “Potential Payments Upon Termination or Change in Control” below.

New Flanagan Employment Agreement

On March 23, 2021, we entered into an amended and restated offer letter agreement (the “New Flanagan Agreement”) with Mr. Flanagan, which amended, restated, and superseded Mr. Flanagan’s previous offer letter agreement with the company. Mr. Flanagan will continue to serve as our Chief Executive Officer and as a member of our board of directors and will report directly to our board of directors. The New Flanagan Agreement provides for at-will employment for an indefinite term, an annualized base salary of $1,000,000 (retroactive to January 1, 2021), an annual discretionary target bonus opportunity of 100% of base salary, and eligibility to participate in the employee benefit programs generally available to other senior executives of the company. Mr. Flanagan will also be reimbursed for all reasonable legal fees incurred in connection with the negotiation of the New Flanagan Agreement.

Pursuant to the New Flanagan Agreement, Mr. Flanagan received a one-time grant of 273,701 PBRSUs. The PBRSUs are subject to the achievement of performance targets established by the human capital committee and an award agreement entered into with the company, in each case, consistent with the PBRSUs granted to executive officers of the company in 2020. For additional information regarding PBRSUs, see “2020 PBRSU Awards” above and “Outstanding Equity Awards at December 31, 2020” below.

In the event that Mr. Flanagan’s employment with the company is terminated by the company without Cause or by Mr. Flanagan for Good Reason (each as defined in the New Flanagan Agreement), Mr. Flanagan will be entitled to any earned but unpaid salary, earned but unpaid annual bonus for the prior fiscal year, and accrued and vested benefits under the employee benefit programs of the company. In addition, subject to Mr. Flanagan’s execution and non-revocation of a release of claims in favor of the Company, Mr. Flanagan will also be entitled to the following: (i) two times the sum of Mr. Flanagan’s base salary and target annual bonus, payable in substantially equal monthly installments for a period of 24 months following Mr. Flanagan’s termination date; provided that if Mr. Flanagan’s termination occurs within 24 months following a Change in Control (as defined in the New Flanagan Agreement), severance will be paid in a lump sum within 60 days following Mr. Flanagan’s termination date, (ii) an annual bonus for the calendar year in which the termination occurs, with the amount of such bonus being based on the greater of (A) target performance and (B) actual performance, pro-rated based on the number of days Mr. Flanagan was employed by the company in the year of termination and payable at the same time bonuses are paid to other senior executives of the company, and (iii) subsidized continuation coverage under the company’s group health plans for a period of up to 18 months following Mr. Flanagan’s termination date. In the event Mr. Flanagan is not eligible for coverage under another employer’s group health plan as of the date that is 18 months after Mr. Flanagan’s termination date, he will also receive a lump sum cash payment equal to six times the monthly premium paid by Mr. Flanagan immediately prior to such date.

Mr. Flanagan will continue to be subject to non-competition and non-solicitation covenants that prohibit him from engaging in certain restricted activities (including competition and solicitation of employees and customers of the company) during his employment and for 12 months (in the case of the non-competition covenant) or 18 months (in the case of the non-solicitation covenant) following the termination of his service with the company. Mr. Flanagan also remains subject to confidentiality restrictions and inventions assignment obligations applicable during and after the period of his service with the company that protect the company’s proprietary information. For additional information regarding Mr. Flanagan’s employment arrangement as of December 31, 2020, see “Employment Agreements with Named Executive Officers” below.

Other Compensation Policies and Practices

Policy Prohibiting Derivative Securities Transactions, Hedging and Pledging of Our Equity Securities

Our Insider Trading Policy prohibits all our employees, including our executive officers, and the members of our board of directors from engaging in derivative securities transactions with respect to our common stock and from hedging the risk of their ownership of our common stock through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Our Insider Trading Policy generally restricts our employees and directors from pledging our securities as collateral or holding our securities in a margin account.

Stock Ownership Guidelines Policy
In order to further align the financial interests of our executive officers with those of our stockholders, in February 2020, the human capital committee adopted minimum stock ownership guidelines for our executive officers. Our executive officers must own shares of our common stock in accordance with the following schedule:

Leadership Position	Value of Shares
Chief Executive Officer	6x annual base salary
Chief Financial Officer	4x annual base salary
All other Executive Officers	3x annual base salary
Executive Vice Presidents with annual long-term incentive target of 100% or higher (excluding Executive Officers)	2x annual base salary

Executive officers may satisfy their ownership requirements with shares of common stock owned directly, shares of common stock owned indirectly (e.g. by a spouse or a trust) or unvested time-based RSUs. Vested and unvested stock options and unvested PBRSUs are not counted toward the ownership requirements. Executive officers have five years from the later of (i) the adoption date of the policy and (ii) their appointment to a position that qualifies them as an executive officer to satisfy the ownership requirements. Once an executive officer has met his or her ownership requirements, in the event of a subsequent decline in the average closing price of a share of our common stock such that the requirements are no longer met, the executive officer is deemed to continue to meet the ownership requirements so long as he or she continues to own the same number of shares and/or vested stock options that he or she owned at the time the requirements were met.

Tax and Accounting Considerations

Limitations on Deductibility of Executive Compensation

Prior to the Tax Cuts and Jobs Act (“Tax Reform”) that was signed into law December 22, 2017, Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallowed a tax deduction to public corporations for non-performance-based compensation in excess of $1 million paid in any fiscal year to certain named executive officers. Under the Tax Reform, effective starting with the 2018 tax year, Section 162(m) generally limits to $1 million the U.S. federal income tax deductibility of compensation paid in one year to a company’s CEO or CFO, or any of its three next-highest paid executive officers, without regard to whether or not the compensation was performance-based. Grandfathered performance-based compensation is not subject to this limit on deductibility as long as such compensation meets certain requirements. No assurance can be given that any future compensation will qualify for this transition relief.

In approving the amount and form of compensation for our Named Executive Officers, the human capital committee considers all elements of our cost of providing such compensation. While the human capital committee will continue to consider the tax deductibility of compensation as one of many factors, the human capital committee retains the discretion to approve compensation for our Named Executive Officers that may result in non-deductible compensation expense when it believes that such compensation is in the best interests of the company and our stockholders.

Accounting for Stock-Based Compensation

We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“ASC 718”) for our stock-based compensation awards. ASC 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and members of our board of directors, including options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.

Summary Compensation Table

The following table sets forth information regarding compensation earned by our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards (1) ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($) (2)		Total ($)
Joseph Flanagan (3), President and Chief Executive Officer	2020	$895,000	$150,000	(7)	$3,741,493	—	—		$8,085	(15)	$4,794,578
	2019	$820,000	$75,000	(8)	$2,685,009	—	$1,279,850	(12)	—		$4,859,859
	2018	$595,000	$650,000	(9)	$2,441,469	—	$889,525	(13)	—		$4,575,994
Rachel Wilson (4), Chief Financial Officer	2020	$271,250	$75,000	(10)	$1,028,791	—	—		$3,428	(15)	$1,378,469
Richard B. Evans, Jr. (5), Interim Chief Financial Officer, Chief Accounting Officer and Corporate Controller	2020	$332,236	$60,000	(11)	$279,264	—	—		$1,030	(15)	$672,530
	2019	$322,944	—		$97,485	—	$243,044	(12)	—		$663,473

Gary Long (6), Executive Vice President, Chief Commercial Officer	2020	$460,000	—		$1,282,000	—	$217,637	(14)	$15,106	(15)	$1,974,743
	2019	$460,000	—		$460,007	—	$533,600	(12)	—		$1,453,607
	2018	$460,000	—		$305,523	—	$317,400	(13)	$3,377	(16)	$1,086,300

(1)
Valuation of these stock awards is based on the aggregate grant date fair value computed in accordance with ASC 718. These amounts do not represent the actual amounts paid to or realized by the Named Executive Officer during 2020, 2019, and 2018. The grant date fair value of the long-term incentive and retention PBRSU awards granted in 2020 ("2020 PBRSUs") and PBRSU awards granted in 2019 are based on the probable outcome of the performance conditions, which was target, or 100%, as of the grant date. The grant date fair value of the 2020 PBRSUs assuming the maximum level of performance is achieved is as follows:

	Name	Fair Value
	Joseph Flanagan	$7,482,985
	Rachel Wilson	$2,057,581
	Richard B. Evans, Jr.	$558,529
	Gary Long	$2,564,000
The grant date fair value of the market condition PBRSU awards granted in 2018 were determined using a Monte Carlo simulation. The assumptions used by us with respect to the valuation of stock awards are the same as those set forth in Note 15, Share-Based Compensation, to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on February 18, 2021.
(2)
Amounts below do not reflect payments by the Company in 2019 of $42,000 and in 2018 of $42,000 for personal training services offered to certain of our executives, including certain of our Named Executive Officers. These amounts are not directly allocable on an individual basis. There were no personal training services offered to executives during 2020.

(3)	Effective as of April 1, 2019, Mr. Flanagan's base salary was increased to $895,000 per year and his monthly supplemental cash retention bonus was discontinued. See footnote (8).
(4)	Ms. Wilson joined our company and was appointed Chief Financial Officer on June 1, 2020.
(5)	Mr. Evans joined our company in January 2015 and was appointed Interim Chief Financial Officer for the period from September 24, 2019 to May 31, 2020.
(6)	Mr. Long joined our company in June 2017 and was appointed Chief Commercial Officer in August 2017.
(7)
Represents a special, one-time bonus of $150,000 in connection with the acquisitions of scheduling.com, Inc. d/b/a SCI Solutions, Inc. and the RevWorks services business, as well as the divestiture of the Company’s emergency medical services business.

(8)
Represents an aggregate of $75,000 in monthly cash retention bonus payments. To simplify Mr. Flanagan's compensation program, the monthly supplemental cash retention bonus provided under his employment agreement was discontinued effective as of April 1, 2019 and his base salary was increased from $595,000 to $895,000.

(9)
Represents a special, one-time bonus of $150,000 in connection with the Intermedix acquisition, an aggregate of $300,000 in monthly supplemental cash retention bonus payments and a discretionary cash bonus of $200,000 for recognition of excellent performance.

(10)	Represents a portion of Ms. Wilson's sign-on bonus that was paid by June 30, 2020. The remainder of the sign-on bonus ($175,000) was paid by January 31, 2021.
(11)
Represents a special, one-time bonus of $60,000 in connection with the acquisitions of scheduling.com, Inc. d/b/a SCI Solutions, Inc. and the RevWorks services business, as well as the divestiture of the Company’s emergency medical services business.

(12)	Consists of a cash incentive bonus for 2019 paid in March 2020 under our annual cash incentive bonus plan. The amount also includes $230,000 in commission-based commercial incentives for Mr. Long.
(13)	Consists of a cash incentive bonus for 2018 paid in April 2019 under our annual cash incentive bonus plan.
(14)	Consists of commission-based commercial incentives for Mr. Long.
(15)	Primarily consists of group term life and imputed income.
(16)	This amount represents the cost of an optional covered health benefit.

Employment Offer Letters

We have entered into written employment offer letters with each of our Named Executive Officers. Please see the heading “Employment Agreements with Named Executive Officers” below.

Grants of Plan-Based Awards in 2020

The following table sets forth information regarding grants of compensation in the form of plan-based awards made during 2020 to our Named Executive Officers.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option Awards ($
Name	Grant Date	Grant Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joseph Flanagan	N/A	Cash Incentive Bonus	$—	$895,000	$—	—	—	—	—
	7/31/2020	Performance-based Restricted Stock Units (1)	—	—	—	136,851	273,701	547,402	$3,741,493
Rachel Wilson	N/A	Cash Incentive Bonus	$—	$372,000	$—	—	—	—	—
	7/31/2020	Performance-based Restricted Stock Units (1)	—	—	—	37,630	75,259	150,518	$1,028,791
Richard B. Evans, Jr.	N/A	Cash Incentive Bonus	$—	$133,869	$—	—	—	—	—
	7/31/2020	Performance-based Restricted Stock Units (1)	—	—	—	10,215	20,429	40,858	$279,264
Gary Long	N/A	Cash Incentive Bonus	$—	$230,000	$—	—	—	—	—
	N/A	Commission-based Incentive Bonus	$—	$230,000	$—	—	—	—	—
	7/31/2020	Performance-based Restricted Stock Units (1)	—	—	—	46,891	93,782	187,564	$1,282,000

(1)
The number of shares earned will be based upon the achievement of performance conditions and will range from 0% to 200% of the target award. The grant date fair value of the 2020 PBRSUs is based on the probable outcome of the performance conditions, which was target, or 100%, as of the grant date.

Outstanding Equity Awards at December 31, 2020

The following table sets forth information regarding stock options and stock awards held by our Named Executive Officers as of December 31, 2020.

	Option Awards						Stock Awards
							Equity Incentive Plan Awards:
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)		Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Joseph Flanagan	817,390	(1)	—		$2.42	10/3/2026	—		—		—		—
	613,043	(2)	204,347	(2)	$2.42	10/3/2026	—		—		—		—
	279,387	(3)	—		$3.85	6/12/2027	—		—		—		—
	—		—		—	—	—		—		506,128	(4)	$12,157,195	(8)
	—		—		—	—	—		—		547,402	(5)	$13,148,596	(9)
Rachel Wilson	—		—		—	—	—		—		150,518	(5)	$3,615,442	(9)
Richard B. Evans, Jr.	41,213	(1)	—		$2.42	10/3/2026	—		—		—		—
	123,639	(2)	41,213	(2)	$2.42	10/3/2026	—		—		—		—
	41,020	(3)	—		$3.85	6/12/2027	—		—		—		—
	—		—		—	—	4,436	(6)	$106,541	(10)	—		—
	—		—		—	—	—		—		18,376	(4)	$441,392	(8)
	—		—		—	—	—		—		40,858	(5)	$981,409	(9)
Gary Long	173,891	(7)	57,964	(7)	$3.75	6/30/2027	—		—		—		—
	—		—		—	—	21,455	(6)	$515,337	(10)	—		—
	—		—		—	—	—		—		86,712	(4)	$2,082,822	(8)
	—		—		—	—	—		—		187,564	(5)	$4,505,287	(9)

(1)	These options were granted on October 3, 2016 and vested in equal installments on April 1, 2017, April 1, 2018, April 1, 2019 and April 1, 2020.
(2)
Although these options were granted on October 3, 2016, they were subject to stockholder approval and thus were not granted for accounting purposes until December 8, 2016. They will vest in equal installments on April 1, 2018, April 1, 2019, April 1, 2020 and April 1, 2021, based on continued employment. In Mr. Evans' case, these options represent a staking grant on October 3, 2016 and a separate option grant on the same date, both of which were subject to stockholder approval and thus were not granted for accounting purposes until December 8, 2016.

(3)	These stock options were granted pursuant to the Company's stock option exchange program. The awards were granted on June 12, 2017 and vested in equal installments on June 12, 2018 and June 12, 2019.
(4)
PBRSU award granted on May 1, 2019 ("2019 PBRSU"). Pursuant to the award agreement, the PBRSUs will be subject to both a time-based vesting condition and performance-based vesting conditions. The time-based vesting condition may be satisfied on the earlier of December 31, 2021 and a qualifying change of control (the “Performance Measurement Date”). The performance-based vesting conditions will be satisfied based on our cumulative adjusted EBITDA and the entry into new end-to-end RCM agreements through the Performance Measurement Date. The target number of shares subject to the award is 253,064 for Mr. Flanagan, 9,188 for Mr. Evans, and 43,356 for Mr. Long. Amount represents the number of shares that would be earned based on achieving the maximum level of performance, because our performance through December 31, 2020 indicated performance between the target and maximum levels for these awards. The number of shares earned will be based upon the achievement of a performance-based vesting condition and will range from 0% to 200% of the target award.

(5)
PBRSU award granted on July 31, 2020 ("2020 LTI PBRSU"). Pursuant to the award agreement, the PBRSUs will be subject to both a time-based vesting condition and performance-based vesting conditions. The time-based vesting condition may be satisfied on the earlier of December 31, 2022 and a qualifying change of control (the “Performance Measurement Date”). The performance-based vesting conditions will be satisfied based on our cumulative adjusted EBITDA and the entry into new end-to-end RCM agreements through the Performance Measurement Date. The target number of shares subject to the award is 273,701 for Mr. Flanagan, 75,259 for Ms. Wilson, 10,235 for Mr. Evans, and 46,891 for Mr. Long. Amount represents the number of shares that would be earned based on achieving the maximum level of performance, because our performance through December 31, 2020 indicated performance between the target and maximum levels for these awards. The number of shares earned will be based upon the achievement of a performance-based vesting condition and will range from 0% to 200% of the target award. The amounts for Mr. Evans and Mr. Long also include a one-time retention award ("2020 Retention PBRSU") of 10,194 and 46,891 target shares, respectively. The 2020 Retention PBRSU is subject to the same performance measures and vesting conditions as the 2020 LTI PBRSU.

(6)
PBRSUs granted on May 29, 2018 ("2018 PBRSU") in conjunction with the Company's LTI incentive program. Pursuant to the award agreement, the PBRSUs will be subject to both a time-based vesting condition and a market-based vesting condition. The time-based vesting condition may be satisfied in two tranches, 75% at the end of the Performance Period and 25% one year subsequent to the end of the Performance Period, subject to the Named Executive Officer not having ceased to perform services with the Company. The market-based vesting condition was satisfied in December 2020 based upon an average per share price of the Company's common stock as defined in the award agreement. The target number of unvested shares subject to the award is 2,957 for Mr. Evans and 14,303 for Mr. Long. Amount represents the maximum performance (150%) under the award, as the average stock price at the end of the Performance Period exceeded the maximum performance threshold.

(7)	These options were granted on June 30, 2017 and will vest in equal installments on June 30, 2018, June 30, 2019, June 30, 2020, and June 30, 2021, based on continued employment.
(8)
Market value assumes vesting of 200% of the target award and the closing price of our common stock on the NASDAQ on December 31, 2020. The number of shares earned will be based upon the achievement of a performance-based condition and will range from 0% to 200% of the target award.

(9)
Market value assumes vesting of 200% of the target award and the closing price of our common stock on the NASDAQ on December 31, 2020. The number of shares earned will be based upon the achievement of a performance-based condition and will range from 0% to 200% of the target award.

(10)	Market value assumes vesting of 150% of the target award and the closing price of our common stock on the NASDAQ on December 31, 2020.

Option Exercises and Stock Vested

The following table sets forth information regarding stock acquired upon vesting by our Named Executive Officers during the fiscal year ended December 31, 2020 upon vesting of PBRSUs. No stock options were exercised during the fiscal year ended December 31, 2020.

	Stock Awards (1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Joseph Flanagan	3,442,152	$80,649,621
Rachel Wilson	—	—
Richard B. Evans, Jr.	199,264	$4,668,756
Gary Long	279,033	$6,537,731

(1)	Represents shares of PBRSUs that vested during the year ended December 31, 2020.
(2)	Based on the closing price of our common stock on the NASDAQ on the date of vesting.

Potential Payments Upon Termination or Change of Control
The table below provides information related to potential payments upon termination of our Named Executive Officers by the company without “cause,” or, in the case of Mr. Flanagan, for “good reason,” assuming the terminations were effective on December 31, 2020.

Name	Salary Severance (1)	Earned Incentive (2)	Accelerated Options	Accelerated Performance Stock	Benefits (3)	Total
Joseph Flanagan	$895,000	—	—	—	$24,004	$919,004
Rachel Wilson	$465,000	—	—	—	$1,088	$466,088
Richard B. Evans, Jr.	$167,336	—	—	—	$13,570	$180,906
Gary Long	$460,000	$217,637	—	—	$27,256	$704,893

(1)
Salary severance represents a cash payment that the Named Executive Officer is entitled to receive upon termination without cause (or in Mr. Flanagan’s case, resigns for good reason). Salary severance for Mr. Flanagan, Ms. Wilson, and Mr. Long represents one times their current, respective base salaries. Salary severance for Mr. Evans represents 6 months of his current base salary.

(2)
Earned incentive represents a cash payment that the Named Executive Officer is entitled to receive upon termination without cause or, in the case of Mr. Flanagan, for good reason for the payout from the 2020 cash incentive bonus award to the extent unpaid at the time of termination. The amount also includes commission-based commercial incentives for Mr. Long.

(3)
Mr. Flanagan, Ms. Wilson, and Mr. Long are entitled to receive a continuation of benefits for up to one year. Mr. Evans is entitled to receive a continuation of benefits for up to 6 months. The amounts reflect the annualized current benefit amounts multiplied by the benefit continuation policy for each executive.

The table below provides information related to potential payments upon termination of our Named Executed Officers without “cause” or for “good reason” in each case within 12 months following a change of control, assuming the terminations were effective on December 31, 2020.

Name	Salary Severance (1)	Earned Incentive (2)	Accelerated Options (3)	Accelerated Performance Stock (4) (5)	Benefits (6)	Excise Tax Gross Up (7)	Total
Joseph Flanagan	$895,000	—	$4,413,895	$21,745,469	$24,004	—	$27,078,368
Rachel Wilson	$465,000	—	—	$3,615,442	$1,088	—	$4,081,530
Richard B. Evans, Jr.	$167,336	—	—	$1,400,077	$13,570	—	$1,580,983
Gary Long	$460,000	$217,637	$1,174,930	$6,493,477	$27,256	—	$8,373,300

(1)
Salary severance represents a cash payment that the Named Executive Officer is entitled to receive upon termination without cause (or in Mr. Flanagan’s case, resigns for good reason). Salary severance for Mr. Flanagan, Ms. Wilson, and Mr. Long represents one times their current, respective base salaries. Salary severance for Mr. Evans represents 6 months of his current base salary.

(2)
Earned incentive represents a cash payment that the Named Executive Officer is entitled to receive upon termination following a change in control for the payout from the 2020 cash incentive bonus award to the extent unpaid at the time of termination. The amount also includes commission-based commercial incentives for Mr. Long.

(3)
The amounts reflect the $24.02 closing trading price of our common stock on December 31, 2020. For Mr. Flanagan, the amount reflects the value based on acceleration of the stock options awarded to him in October 2016. In addition, 50% of the options awarded to Mr. Flanagan in October 2016 would accelerate upon a change of control (irrespective of termination of his employment). For Mr. Long, the amounts reflect the value based on full acceleration of his option awards.

(4)
For 2018 PBRSU awards, the time-based condition is considered met upon a change in control transaction. The market-based vesting condition was satisfied in December 2020 based upon an average per share price of the Company's common stock as defined in the award agreement. The market price utilized reflects the value based on the $24.02 closing price of our common stock on December 31, 2020. The amounts assume 150% vesting of Messrs. Flanagan, Evans, and Long's remaining 2018 PBRSUs. These PBRSUs would vest upon a change of control, irrespective of termination of employment.

(5)
For 2019 PBRSU, 2020 LTI PBRSU, and 2020 Retention awards, the performance measurement date is the effective date of the change of control transaction. Target achievement levels are pro-rated for the time elapsed during the year in which the performance measurement date occurs ("COC Year"). For cumulative adjusted EBITDA, target achievement levels for the COC Year are prorated for the number of full fiscal quarters elapsed in the COC Year. The pro-rated target achievement levels for the COC Year are then multiplied by the budget weighing, which is the percentage equal to the aggregate EBITDA for the full fiscal quarters elapsed in the COC Year divided by aggregate EBITDA for the full COC Year, as reflected in the Company's then-current operating budget for the COC Year. For End-to-End RCM Agreement Growth, target achievement levels are pro-rated on a straight-line basis according to the number of full months elapsed during the year in which the performance measurement date occurs prior to the change in control transaction. The market price utilized reflects the value based on the $24.02 closing price of our common stock on December 31, 2020. The amounts assume 141% vesting of Messrs. Flanagan, Evans, and Long's 2019 PBRSUs and 200% vesting of Mr. Flanagan, Ms. Wilson, Mr. Evans, and Mr. Long's 2020 LTI PBRSU and 2020 Retention awards, based on performance through December 31, 2020.

(6)
Mr. Flanagan, Ms. Wilson and Mr. Long are entitled to a continuation of benefits for up to one year. Mr. Evans is entitled to receive a continuation of benefits for up to 6 months. The amounts reflect the annualized current benefit amounts multiplied by the benefit continuation policy for each executive.

(7)	The Named Executive Officers are not eligible to receive an excise tax gross up.

Employment Agreements with Named Executive Officers

We maintain offer letter agreements with our three current Named Executive Officers as more fully described below.

Agreement with Mr. Flanagan

In connection with his appointment to Chief Operating Officer, in April 2013, we and Mr. Flanagan entered into an offer letter agreement that in 2018 provided him with an annual base salary of $595,000, an annual target cash incentive bonus opportunity of at least 100% of base salary and eligibility to participate in the employee benefit programs generally available to our senior executives.

In the event that Mr. Flanagan’s employment is terminated by us without “cause” or by Mr. Flanagan for “good reason,” in addition to any earned but unpaid salary and bonus and his accrued and vested benefits under our employee benefit programs, which are payable upon any termination of employment, Mr. Flanagan also will be entitled to receive continued salary and health benefits for a period of 12 months following the date of such termination, subject to Mr. Flanagan’s timely execution of a general release of claims in favor of us and our affiliates. In the case of a “change of control” of our company, 50% of the outstanding unvested portion of Mr. Flanagan’s LTI stock option awards that were granted in October 2016 will accelerate and in the case of Mr. Flanagan’s termination “without cause” or departure for “good reason” upon or within one year following the occurrence of a “change in control” of our company, Mr. Flanagan will receive full accelerated vesting of the remaining outstanding, unvested portion of such LTI stock option awards.

As an incentive for Mr. Flanagan to remain with the company during a critical juncture in our Chief Executive Officer transition process in 2014, we amended his employment terms in April 2014 to provide him the following additional compensation and benefits: a monthly supplemental cash retention bonus of $25,000 for the duration of Mr. Flanagan’s employment, a one-time cash retention bonus of $1,700,000, paid on April 29, 2016, retention equity awards of a one-time non-statutory stock option to purchase up to 500,000 shares of our common stock at a per share exercise price equal to the closing price of our common stock on the grant date, and 300,000 shares of restricted stock, which incentive equity awards were subject to ratable vesting on a monthly basis over a two-year period, and also subject to the approval by our stockholders, prior to December 31, 2014, of an amendment to our then-current 2010 Stock Incentive Plan increasing the number of shares authorized for issuance under our then- current 2010 Stock Incentive Plan to an amount sufficient to cover these grants (which approval did not occur prior to such date). Since our stockholders did not approve the amendment to our then-current 2010 Stock Incentive Plan described above prior to December 31, 2014, Mr. Flanagan’s incentive equity awards described above terminated, and in lieu thereof, Mr. Flanagan became entitled to receive a replacement cash award consisting of cash payments from us following each date that any portion of such incentive equity grants would have vested (had such grant not terminated) equal to the value of each option (based on the difference between the exercise price and the closing price of our common stock on the applicable vesting date) and each share of restricted stock (based on the closing price of our common stock on the applicable vesting date) that would have otherwise vested on such date. Such replacement cash awards were paid in full to Mr. Flanagan as of April 15, 2016.

The company also provided Mr. Flanagan with a reimbursement of up to $6,000 per month in housing expenses for a period of two years, which period ended in April 2016, as well as reimbursement of up to $50,000 for legal fees in connection with the negotiation and documentation of his employment agreement. The amendment also provided for an extension, under specified circumstances, of the period of time during which Mr. Flanagan may exercise the stock option that we awarded to him at the commencement of his employment in April 2013. This extension would have been triggered upon a termination of Mr. Flanagan’s employment by us without cause or by Mr. Flanagan for good reason. If the extension had been triggered, the then-vested portion of the stock option would have remained exercisable for a period of time equal to sixty days plus the number of days that Mr. Flanagan was employed by us, but not longer than two years or until the stock option otherwise expires, if earlier. Mr. Flanagan subsequently exchanged the stock option that he received at the commencement of his employment in the company's stock option exchange program in June 2017.

On March 1, 2019, the human capital committee approved an increase in Mr. Flanagan’s annual base salary, effective April 1, 2019, to $895,000. As a result of this increase in base salary, effective April 1, 2019, Mr. Flanagan no longer receives the monthly supplemental cash retention bonus described above. We entered into an amendment to Mr. Flanagan’s employment agreement, dated March 6, 2019, to memorialize these changes.

Agreement with Ms. Wilson

In connection with Ms. Wilson’s appointment as Chief Financial Officer and Treasurer, Ms. Wilson’s offer letter agreement, dated April 29, 2020, provides an annual base salary of $465,000, an annual discretionary target bonus opportunity of 80% of base salary, a sign-on bonus of $250,000, and eligibility to participate in the employee benefit programs generally available to senior executives of the company. In addition, Ms. Wilson was expected to relocate to Chicago and was entitled to relocation benefits in accordance with the company's relocation program.

Pursuant to the offer letter agreement, Ms. Wilson received an initial PBRSU award of an amount of shares of the company’s common stock equaling $800,000 based on the company’s stock price at the date of grant. The PBRSUs are subject to targets and vesting to be set by the human capital committee of the company’s board of directors. Additionally, beginning in 2021, Ms. Wilson is entitled to participate in the company’s long-term incentive program, for which the target amounts of annual equity grants are 200% of her base salary.

In the event that Ms. Wilson’s employment with the Company is terminated by the Company without Cause (as defined in the offer letter agreement), in addition to any earned but unpaid salary and her accrued and vested benefits under the employee benefit programs of the Company, which are payable upon any termination of employment, Ms. Wilson also will be entitled to receive continued salary and health benefits for a period of 12 months following the date of such termination, subject to the mitigation provisions of the offer letter agreement.

Ms. Wilson will be subject to non-competition and non-solicitation covenants that prohibit her from engaging in certain restricted activities (including competition and solicitation of employees and customers of the Company) for 12 months (in the case of the non-competition covenant) or 18 months (in the case of the non-solicitation covenant) following her termination of service with the Company. Ms. Wilson will also be subject to confidentiality restrictions and inventions assignment obligations applicable during and after the period of her service with the Company that protect the Company’s proprietary information.

Agreement with Mr. Evans

We and Mr. Evans entered into an offer letter agreement in 2015 that in 2020 provided him with an annual base salary of $334,672, an annual target cash incentive bonus opportunity of 40% of base salary, an annual target equity incentive of 30% of base salary and eligibility to participate in the employee benefit programs generally available to our senior executives. In the event that Mr. Evans’ employment is terminated by us without cause, in addition to any earned but unpaid salary and his accrued and vested benefits under our employee benefit programs, which are payable upon any termination of employment, in accordance with the Company’s severance plan, Mr. Evans also will be entitled to receive continued salary and health benefits for a period of 6 months following the date of such termination.

Agreement with Mr. Long

We and Mr. Long have entered into an offer letter agreement that in 2020 provided him with an annual base salary of $460,000, an annual target cash incentive bonus opportunity of at least 50% of base salary, a commission-based new business incentive bonus opportunity equal to 50% of base salary, an annual target equity incentive of at least 100% of base salary and eligibility to participate in the employee benefit programs generally available to our senior executives.

In the event that Mr. Long’s employment is terminated by us without cause, in addition to any earned but unpaid salary and his accrued and vested benefits under our employee benefit programs, which are payable upon any termination of employment, Mr. Long also will be entitled to receive continued salary and health benefits for a period of 12 months following the date of such termination, subject to the mitigation provisions of the Company’s severance plan. Mr. Long will also receive “change in control” protection consistent with the terms held by other senior executives of the Company.

Letter Agreement with Executive Vice Presidents

Each of our Executive Vice Presidents that are Named Executive Officers are party to a letter agreement that supplements the terms of their offer letter (the “EVP letter agreement”). The EVP letter agreement provides that in the event such executive’s employment is terminated by us without cause, in addition to any earned but unpaid salary and his accrued and vested benefits under our employee benefit programs, which are payable upon any termination of employment, such executive also will be entitled to receive any earned, but unpaid annual bonus with respect to the fiscal year ending on or preceding termination and continued salary and health benefits for a period of 12 months following the date of such termination, subject to mitigation provisions and such executive’s timely execution of a general release of claims in favor of us and our affiliates. In the event of a “change of control” of our Company and such executive’s employment is terminated without “cause” within 12 months following the consummation of such “change in control,” the executive will receive full accelerated vesting of the outstanding, unvested portion of his equity awards. As discussed above, the time-vesting condition of the PBRSU awards for all of our Named Executive Officers would be satisfied upon a change in control of our Company.

Confidentiality and Non-Disclosure Agreements

As a condition to employment, each of our Named Executive Officers have entered into a confidentiality and non-disclosure agreement with us. Under these agreements, each Named Executive Officer has agreed not to solicit our employees and customers during his or her employment and for a period of 18 months after the termination of employment, not to compete with us during his or her employment and for a period of 12 months after the termination of employment, to protect our confidential and proprietary information and to assign to us intellectual property developed during the course of his or her employment.

Human Capital Committee Report

The human capital committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with the company’s management. Based on such review and discussion with management, the human capital committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Human Capital Committee of the Board of Directors of R1 RCM Inc.

Ian Sacks (Chair)
Michael C. Feiner
Jill Smith

Human Capital Committee Interlocks and Insider Participation

None of our executive officers serves as a member of our board of directors or human capital committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our committees.

No member of the human capital committee in 2020 had any relationship with us during 2020 requiring disclosure under Item 404 of Regulation S-K under the Exchange Act, other than Mr. Sacks, who currently serves on the human capital committee. Mr. Sacks is an employee of an affiliate of certain investment funds that hold an ownership interest in the Investor. See “Related Person Transactions” for a description of the relationship and transactions between us and the Investor.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Flanagan, our President and Chief Executive Officer.

We determined that the annual total compensation of the median employee who was employed as of December 31, 2020, excluding Mr. Flanagan, was $35,031, Mr. Flanagan’s 2020 annual total compensation was $3,759,408, and the ratio of these amounts was 107:1. For purposes of calculating the ratio, the value of employer provided benefits under health and welfare plans was included in the total annual compensation of each of Mr. Flanagan and the median employee.
To determine the annual total compensation of the “median employee”, the following methodology was used:

As of December 31, 2020, our total population consisted of 20,818 employees (including full-time, part-time and temporary employees). To identify the median compensated employee, we used base salary received in 2020, which was annualized for employees joining the Company during the year. The increase in our total employee population from 2019 is attributable to increases in headcount in India offset by a modest net reduction in US headcount.

For employees located outside of the U.S., compensation was converted to U.S. dollars using the spot exchange rate as of the last business day of the year (December 31, 2020).

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our board of directors has adopted a written related person transaction policy to set forth policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. Our related person transaction policy contains exceptions for any transaction or interest that is not considered a related person transaction under SEC rules as in effect from time to time.

Any related person transaction proposed to be entered into by us must be reported to our general counsel and will be reviewed and approved by the audit committee in accordance with the terms of the policy, prior to effectiveness or consummation of the transaction whenever practicable. If our general counsel determines that advance approval of a related person transaction is not practicable under the circumstances, the audit committee will review and, in its discretion, may ratify the related person transaction at the next meeting of the audit committee.

Alternatively, our general counsel may present a related person transaction arising in the time period between meetings of the audit committee to the chair of the audit committee, who will review and may approve the related person transaction, subject to ratification by the audit committee at the next meeting of the audit committee.

In addition, any related person transaction previously approved by the audit committee or otherwise already existing that is ongoing in nature will be reviewed by the audit committee annually to ensure that such related person transaction has been conducted in accordance with the previous approval granted by the audit committee, if any, and that all required disclosures regarding the related person transaction are made.

Transactions involving compensation of executive officers will be reviewed and approved by the human capital committee in the manner specified in the charter of the human capital committee.

A related person transaction reviewed under this policy will be considered approved or ratified if it is authorized by the audit committee in accordance with the standards set forth in the policy after full disclosure of the related person’s interests in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•the related person’s interest in the related person transaction;

•the approximate dollar value of the amount involved in the related person transaction;

•the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•whether the transaction was undertaken in the ordinary course of business of our company;

•whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than the terms that could have been reached with an unrelated third party;

•the purpose of, and the potential benefits to us of, the transaction; and

•any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee will review all relevant information available to it about the related person transaction. The audit committee may approve or ratify the related person transaction only if the audit committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The audit committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

Since January 1, 2020, we have engaged in the following transactions with our directors, executive officers and holders of more than 5% of our voting securities, and affiliates or immediate family members of our directors, executive officers and 5% stockholders, in which such person had or will have a direct or indirect material interest. All such transactions were approved pursuant to the above policy other than (i) the Transaction and the A&R MPSA (as defined below) because at the time of our entry into the Transaction and the A&R MPSA, TowerBrook and Ascension were not related persons and (ii) the Securities Purchase Agreement and Intermountain Services Agreement (as defined below) with Intermountain because at the time of our entry into the Securities Purchase Agreement and the Intermountain Services Agreement, Intermountain was not a related person.

Strategic Transaction

On February 16, 2016, we entered into a long-term strategic partnership with Ascension, the parent of our largest customer, and TowerBrook, an investment management firm. As part of the transaction, we amended and restated our Master Professional Services Agreement (“A&R MPSA”) with Ascension Health effective February 16, 2016 with a term of ten years. In addition, at the closing of the transaction, we issued to the Investor, a limited liability limited partnership jointly owned by Ascension and investment funds affiliated with TowerBrook: (i) 200,000 shares of our Series A Preferred Stock for an aggregate price of $200 million and (ii) a warrant with a term of ten years to acquire up to 60 million shares of our common stock at an exercise price of $3.50 per share, on the terms and subject to the conditions set forth in the Warrant Agreement (the “Warrant”). The Series A Preferred Stock was immediately convertible into shares of common stock. We refer herein to the foregoing transactions consummated on February 16, 2016 with the Investor and Ascension Health as the “Transaction.”

Our director Neal Moszkowski is a co-founder of TowerBrook and has served as the firm’s co-chief executive officer since its inception in March 2005. Our director Ian Sacks is a managing director of TowerBrook. Our director Anthony J. Speranzo serves as the Chief Executive Officer and President of Ascension Capital, LLC, Ascension’s healthcare investment fund, and our director Anthony R. Tersigni serves as the is Chair of the Board of Ascension Capital, LLC. Ascension is the parent company of Ascension Health.

In connection with the closing of the Transaction, we entered into: (i) the Certificate of Designations of the 8.00% Series A Convertible Preferred Stock (“Series A CoD”), setting forth the rights, preferences, privileges and restrictions applicable to the Series A Preferred Stock, as filed with the Secretary of State of the State of Delaware on February 12, 2016; (ii) the Warrant by and between the company and the Investor; (iii) the Investor Rights Agreement by and between the company and the Investor; and (iv) a Registration Rights Agreement by and between the company and the Investor that are more fully described below. On January 15, 2021, the Investor converted all shares of Series A Preferred Stock into common stock. See “—Preferred Stock Agreement.”

A&R MPSA

Our A&R MPSA with Ascension Health was entered into, and is effective as of, February 16, 2016 and has a term of ten years. The A&R MPSA continues our relationship with Ascension Health which commenced in October 2004 and was previously extended under the prior five-year Master Professional Services Agreement. In 2020, net services revenue from hospitals affiliated with Ascension Health represented approximately $809.5 million, or 64%, of our total net service revenue.

Pursuant to the A&R MPSA, we provide our revenue cycle management service offering to hospitals affiliated with Ascension Health. The existing supplement agreements for such hospitals receiving services under the prior MPSA continued in effect, as appropriate, under the A&R MPSA. Each such hospital was also required to execute a supplement agreement to transition to R1 such hospital’s “Physician Advisory Services” or “PAS” (as defined in the A&R MPSA) needs under the A&R MPSA. Certain other of Ascension Health’s affiliated hospitals not previously receiving services from us have executed or are expected to execute a supplement agreement to receive revenue cycle management services and PAS under the A&R MPSA. We have onboarded or started the onboarding process for substantially all of the new Ascension Health hospitals under the A&R MPSA. Further, we expect that additional hospitals acquired by Ascension Health or any of its affiliated hospital systems will, over time, execute supplement agreements under the A&R MPSA.

The A&R MPSA provides that each supplement agreement between us and a hospital affiliated with Ascension Health will incorporate the provisions of the A&R MPSA and provide that the hospital will be bound by the A&R MPSA and all amendments, modifications and waivers to which we and Ascension Health agree under the A&R MPSA. With certain limited exceptions, we will be the exclusive provider of revenue cycle management services and PAS with respect to acute care services provided by the hospitals affiliated with Ascension Health that execute supplement agreements with us.

The A&R MPSA is structured as an operating partner model, whereby a significant number of Ascension Health’s revenue cycle employees become our employees. The operating partner model also requires the transition of the non-payroll expenses supporting a hospital’s revenue cycle operations to become direct expenses of the Company.

The A&R MPSA provides, among other things, that, when providing revenue cycle management or PAS to an affiliated hospital, in general, each hospital pays the company:

•base fees equal to a specified percentage of cash collections; and

•incentive payments equal to a specified percentage of cash collections, then adjusted based on the weighted average of the company’s performance scores across a series of income statement related performance metrics associated with the hospital’s revenue cycle operations.

In May 2017, we announced the expansion of our relationship with Ascension Health. The expanded relationship adds a health system which was acquired by Ascension Health after the signing of the A&R MPSA and increases the scope of our contract by adding physician RCM services for all Ascension Health ministries in Wisconsin.

On and effective as of June 24, 2018, we and Ascension Health entered into a supplement (the "AMG Supplement") to the A&R MPSA. Pursuant to the AMG Supplement, we will provide RCM services for physician groups that receive services from Ascension Health’s National Revenue Service Center and other groups associated with Ascension Health hospital systems. Each such physician group will be required to execute an addendum to the AMG Supplement for those physician groups to receive services under the AMG Supplement. Ascension Health has agreed that we may provide services to additional physician groups affiliated with or acquired by Ascension Health over time. The AMG Supplement also provides for the re-badging of certain centrally-based revenue cycle operations employees who support Ascension Health’s physician groups. We began providing services under the AMG Supplement during the fourth quarter of 2018.

On June 24, 2018, we entered into an amendment to the A&R MPSA (the “Presence Amendment”) with Ascension Health to provide that we will enter into a supplement to the A&R MPSA to provide for RCM services and PAS services for acute care to Presence Health hospitals in accordance with terms set forth in the Presence Amendment. Presence Health is a part of AMITA Health, which is a joint venture of Ascension’s Alexian Brothers Health System and Adventist Midwest Health, part of Adventist Health System. The Presence Amendment provided that if we enter into a new master professional services agreement with AMITA Health for end-to-end RCM services in the future, the end-to-end RCM business with Presence will be governed by such new agreement. On and effective as of November 1, 2018, we entered into a new master professional services agreement with AMITA Health for end-to-end RCM and PAS services to AMITA Health hospitals and affiliated physician groups. Accordingly, Presence Health is now included in the scope of our agreement with AMITA Health.

Warrant

Concurrently with the closing of the Transaction, we and the Investor executed and delivered the Warrant to acquire up to a total of 60,000,000 shares of common stock of the company at an initial exercise price equal to $3.50 per share, at any time during the period commencing on the date of closing of the Transaction and terminating at 5:00 p.m., New York time, on the tenth anniversary of the closing date of the Transaction.

Preferred Stock Agreement

On January 5, 2021, we and the Investor entered into a Preferred Stock Agreement (the “Preferred Stock Agreement”), pursuant to which the Investor agreed to convert all of its then-held shares of Series A Preferred Stock into 117,706,400 shares of common stock of the company into which such then-held shares of Series A Preferred Stock were convertible pursuant to the Certificate of Designations, and, in consideration therefor, we (i) issued 21,582,800 additional shares of common stock and (ii) paid the investor $105,000,000 in cash (the “Conversion Transaction”). The Conversion Transaction closed on January 15, 2021.

The Investor agreed that it will not, until the date that is one year after the closing date of the Conversion Transaction, directly or indirectly, sell, assign, pledge, encumber, convert, exchange, hypothecate or otherwise dispose of or transfer any of shares of common stock received as part of the Conversion Transaction, subject to certain exceptions.

Investor Rights Agreement

Concurrently with the closing of the Transaction, we entered into the Investor Rights Agreement with the Investor and concurrently with the closing of the Conversion Transaction, we entered into an amendment to the Investor Rights Agreement (the “Investor Rights Agreement Amendment”), which, among other things, amended (i) the definition of “Ownership Percentage” and “Ownership Threshold” so that such terms include all of the common shares issued to Investor pursuant to the Conversion Transaction and (ii) certain of the Investor’s approval rights set forth therein, including increasing applicable dollar thresholds.

Under the terms of the Investor Rights Agreement, for so long as the Investor’s “Ownership Threshold” (as that term is defined in the Investor Rights Agreement) is met, the Investor shall be entitled to nominate such number of individuals to our board of directors constituting a majority of our board of directors and to designate the chair of our board of directors. For so long as the Ownership Threshold is not met but the Investor’s “Ownership Percentage” (as that term is defined in the Investor Rights Agreement) exceeds 10% of our common stock on an as-converted basis, then the Investor shall be entitled to nominate the greater of (x) such number of individuals to our board of directors in relative proportion to the Ownership Percentage (rounded down) and (y) two directors, and for so long as the Investor’s Ownership Percentage is in the aggregate at least 5% but less than 10% of our common stock on an as-converted basis, then the Investor shall be entitled to nominate the greater of (x) such number of individuals to our board of directors in relative proportion to the Ownership Percentage (rounded down) and (y) one director. Additionally, subject to applicable law and the listing standards of Nasdaq (or other United States national securities exchange that our common stock is listed upon, if any), we will offer the Investor Designees an opportunity to, at Investor’s option, either sit on each regular committee of our board of directors in relative proportion to the number of Investor Designees on our board of directors or attend (but not vote) at the meetings of such committee as an observer.

Under the terms of the Investor Rights Agreement, the Investor must cause all of its common stock entitled to vote at any meeting of our stockholders to be present at such meeting and to vote all such shares in favor of any nominee or director nominated by our nominating and corporate governance committee and against the removal of any director nominated by our nominating and corporate governance committee.

As amended, for as long as the Investor and the Investor’s affiliates, taken together, hold in the aggregate at least 75% of the common stock into which the Series A Preferred Stock have been converted, for which the Series A Preferred Stock has been exchanged or that have otherwise been issued in respect of the Series A Preferred Stock, including pursuant to the Preferred Stock Agreement, the following matters will require the approval of a majority of the common stock held by the Investor or any Investor affiliate to proceed: (i) the amendment or modification of the Company’s Certificate of Incorporation or Bylaws in any manner that adversely impacts the rights of holders of common stock; (ii) the creation, authorization or issuance of any equity securities of the Company or any of its subsidiaries in any manner that adversely impacts the rights of holders of common stock; (iii) any amendment of the amended and restated Master Professional Services Agreement, dated as of February 16, 2016, as amended or supplemented from time to time, by and between Ascension and the Company; (iv) the incurrence of any indebtedness in excess of $100.0 million in the aggregate during any fiscal year (other than refinancings of existing indebtedness); (v) the sale, transfer or other disposition of assets or businesses of the Company or its subsidiaries with a value in excess of $10.0 million in the aggregate during any fiscal year (other than sales of inventory or supplies in the ordinary course of business, sales of obsolete assets (excluding real estate), sale-leaseback transactions and accounts receivables factoring transactions; (vi) the acquisition of any assets or properties (in one or more related transactions) for cash or otherwise for an amount in excess of $100.0 million in the aggregate during any fiscal year (other than acquisitions of inventory and equipment in the ordinary course of business); (vii) capital expenditures in excess of $25.0 million individually (or in the aggregate if related to an integrated program of activities) or in excess of $25.0 million in the aggregate during any fiscal year; (viii) the approval of the Company’s annual budget; (ix) the hiring or termination of the Company’s chief executive officer; (x) the appointment or removal of the chairperson of the board of directors of the company; and (xi) making, or permitting any subsidiary to make, loans to, investments in, or purchasing, or permitting any subsidiary to purchase, any stock or other securities in another corporation, joint venture, partnership or other entity in excess of $25.0 million in the aggregate during any fiscal year.

The Investor is subject to customary standstill provisions, which are applicable to purchases of debt as well as equity securities and include prohibitions on hedging activities, until the later of (i) three years after the closing of the Transaction and (ii) such time as the Investor owns less than 25% of the outstanding common stock on an as-converted basis.

The Investor Rights Agreement requires that if we propose to offer any equity or equity linked security to any person, then we must first offer the Investor the right to purchase a portion of such securities equal to the Investor’s Ownership Percentage. If the Investor does not exercise this purchase right within 30 days of receiving notice of the proposed offering, then we have 120 days to complete the offering on terms no more favorable than those offered to the Investor.

Registration Rights Agreement

Concurrently with the closing of the Transaction, we entered into a Registration Rights Agreement with the Investor, pursuant to which the Investor is entitled to certain registration rights. Under the terms of the Registration Rights Agreement, the Investor is entitled to (i) six demand registrations, with no more than two demand registrations in any single calendar year and provided that such demand must include at least 10% of the then-outstanding common stock and (ii) unlimited piggyback registration rights for a period of five years with respect to primary issuances and for an unlimited period of time with respect to all other issuances.

Intermountain Transactions

Amended and Restated Services Agreement

On and effective as of January 23, 2018, we entered into an Amended and Restated Services Agreement (the “Intermountain Services Agreement”) with Intermountain having a ten-year term. The Intermountain Services Agreement continues our relationship with Intermountain which commenced in October 2011 and was previously extended by amendment dated September 27, 2016 (the “Prior Agreement”). In 2020, net services revenue from Intermountain hospitals and medical group providers represented approximately $177.6 million, or 14% of our total net service revenue.

Pursuant to the Intermountain Services Agreement, we will continue to provide our revenue cycle management service offering to Intermountain hospitals and medical group providers. In addition, we will provide revenue cycle management services to Intermountain’s homecare, hospice and palliative care, durable medical equipment and infusion therapy business. Intermountain has agreed that we may provide services to additional hospitals acquired by Intermountain over time. With certain limited exceptions, we will be the exclusive provider of revenue cycle management services for the hospitals, medical group providers and home health business affiliated with Intermountain.

The Intermountain Services Agreement provides, among other things, that, when providing revenue cycle management services to Intermountain, Intermountain will pay the Company:

•base fees equal to a specified percentage of the prior year’s same quarter cash collections (adjusted for inflation and volume); and

•incentive payments equal to a specified percentage of cash collections, then adjusted based on the weighted average of the Company’s performance scores across a series of performance metrics associated with the hospital’s revenue cycle operations.

On April 30, 2018, June 18, 2018, October 1, 2018, April 30, 2019, December 31, 2019, January 28, 2020 and April 30, 2020 we entered into addendums to the Intermountain Services Agreement to supplement the original agreement to add information and terms that the parties intended to agree upon following the effective date of the Intermountain Services Agreement.

Intermountain Leases
As contemplated by the Intermountain Services Agreement, we lease certain facilities from Intermountain for use by our employees in providing services, including services to Intermountain. In 2020, we leased an aggregate of four locations from Intermountain, and paid Intermountain a total of $4.1 million in rent in connection with such leases during the year ended December 31, 2020.

Securities Purchase Agreement

On January 23, 2018, we entered into the Securities Purchase Agreement with Intermountain, pursuant to which we sold to Intermountain, in private placements exempt from registration under the Securities Act of 1933, as amended, (the “Securities Act”), (i) 4,665,594 shares of common stock at a purchase price of $4.2867 per share, and (ii) a warrant to acquire up to 1,500,000 shares of Common Stock on the terms and subject to the conditions set forth in the Warrant Agreement (the “Intermountain Warrant”), for an aggregate purchase price of $20,000,000.

Under the terms of the Securities Purchase Agreement, for so long as Intermountain’s “Ownership Threshold” (as that term is defined in the Securities Purchase Agreement) is met, Intermountain shall be entitled to nominate one individual to our board of directors. Additionally, subject to applicable law and the listing standards of the Nasdaq (or other United States national securities exchange that the common stock is listed upon, if any), we will offer the Intermountain Designee an opportunity to, at Intermountain’s option, either sit on each regular committee of the board of directors or attend (but not vote) at the meetings of such committee as an observer. If the Intermountain Designee fails to satisfy the applicable qualifications under law or stock exchange listing standard to sit on any committee of the board of directors, then the board of directors shall offer the Intermountain Designee the opportunity to attend (but not vote) at the meetings of such committee as an observer. On March 25, 2018, we increased the size of the board of directors and appointed Albert (Bert) R. Zimmerli, Intermountain’s Executive Vice President and Chief Financial Officer, as the Intermountain Designee.

Under the terms of the Securities Purchase Agreement, Intermountain must cause all of its common stock entitled to vote at any meeting of our stockholders to be present at such meeting and to vote all such shares in favor of any nominee or director nominated by our nominating and corporate governance committee and against the removal of any director nominated by our nominating and corporate governance committee.

Intermountain will be subject to certain transfer restrictions pursuant to the terms of the Securities Purchase Agreement. Prior to January 23, 2021, neither Intermountain nor any Affiliate (as such term is defined in the Securities Purchase Agreement) may directly or indirectly transfer the common stock, the Intermountain Warrant, or any shares of common stock issued upon exercise of the Intermountain Warrant to any person without our prior written consent other than any “Permitted Transfer” (as such term is defined in the Securities Purchase Agreement); provided that if the Investor (or any affiliate of TowerBrook Capital Partners L.P. or Ascension Health who directly or indirectly received equity securities of the company from the Investor) effects a sale of equity securities of the company in a “Sale Transaction” (as such term is defined in the Securities Purchase Agreement) after January 23, 2019, Intermountain will be released from such transfer restriction on a pro rata basis; and provided further that if one or more Sale Transactions occur prior to January 23, 2019, Intermountain will be released from such transfer restriction on a pro rata basis effective as of January 24, 2019. Intermountain and its affiliates are also prohibited from transferring to any competitor of the company.

Intermountain is subject to customary standstill provisions, until such time as Intermountain owns less than 2% of our outstanding common stock on a fully-diluted basis and calculated assuming full exercise of the Intermountain Warrant.

The Securities Purchase Agreement also provides that Intermountain will have a co-investment right in certain future issuances of equity and/or debt securities of the company, subject to the Ownership Threshold being met, with respect to a “Subsequent TCP-ASC Investment” (as such term is defined in the Securities Purchase Agreement), equal to ten percent (10%) of the Subsequent TCP-ASC Investment, with such co-investment right being capped at a maximum of $40 million of aggregate investments.

Intermountain Warrant

Concurrently with the entry into the Securities Purchase Agreement, we and Intermountain executed and delivered the Intermountain Warrant to acquire up to a total of 1,500,000 shares of common stock of the company at an initial exercise price equal to $6.00 per share, at any time during the period commencing on January 23, 2018 and terminating at 5:00 p.m., New York time, January 23, 2028.

Amended and Restated Registration Rights Agreement

Concurrently with the entry into the Securities Purchase Agreement, we, Intermountain and the Investor entered into an Amended and Restated Registration Rights Agreement (the “Amended Registration Rights Agreement”), to add Intermountain as a party and to provide Intermountain with certain registration rights. Under the terms of the Amended Registration Rights Agreement, Intermountain is entitled to (i) one demand registration at any time following January 23, 2021 and (ii) beginning on January 23 2019, unlimited piggyback registration rights subject to certain limitations as it relates to primary issuances; provided that prior to January 23, 2021, Intermountain will only be permitted to include in any piggyback registration the number of registrable securities with respect to which Intermountain is granted an early release from its transfer restrictions under the Securities Purchase Agreement as described above.

Registration Rights

We are a party to a stockholders’ agreement with certain of our stockholders and former directors and executive officers, including Mary A. Tolan. Pursuant to the stockholders’ agreement, we are required to pay all registration fees and expenses, including the reasonable fees and disbursements of one counsel for the participating stockholders, and indemnify each participating stockholder with respect to each registration of registrable shares that is affected.

Indemnification

Our restated certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our directors and executive officers that are broader in scope than the specific indemnification provisions contained in the Delaware General Corporation Law.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such filings, we are not aware of any director, officer or 10% stockholder who failed to file on a timely basis any report required by Section 16(a) for fiscal year 2020.

HOUSEHOLDING OF PROXIES

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for notices of internet availability of proxy materials or annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single notice or annual report and proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single notice or annual report and proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time a separate copy of our annual report or proxy statement, by sending a written request to R1 RCM Inc., 401 North Michigan Avenue, Chicago, Illinois 60611, Attention: Investor Relations.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate notice or annual report and proxy statement in the future, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to R1 RCM Inc., 401 North Michigan Avenue, Chicago, Illinois 60611, Attention: Investor Relations. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our notice or annual report and proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to R1 RCM Inc., 401 North Michigan Avenue, Chicago, Illinois 60611, Attention: Investor Relations.

OTHER MATTERS

The board of directors knows of no other matters to be brought before the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments thereof, the persons named in the proxies will vote upon such matters in accordance with their best judgment.

Appendix A
R1 RCM INC.
THIRD AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN
1.    Purpose.
This Third Amended and Restated 2010 Stock Incentive Plan (the “Plan”) of R1 RCM Inc., a Delaware corporation formerly known as Accretive Health, Inc. (the “Company”), is effective as of March 23, 2021 (the “Effective Date”), and amends and restates the Company’s Second Amended and Restated 2010 Stock Incentive Plan as in effect immediately prior to the Effective Date (the “Prior Plan”). The purpose of the Plan is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).
2.    Eligibility.
All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as such terms are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) or any successor form) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant”. “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8).

3.    Administration and Delegation.
(a)    Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b)    Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers. Notwithstanding anything herein to the contrary, to the extent that the Committee is comprised solely of an officer of the Company who is also a Board member, such officer shall not be authorized to grant any Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).
(c)    Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of such Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant such Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).
(d)    Awards to Non-Employee Directors. Discretionary Awards to non-employee directors may be granted and administered only by a Committee, all of the members of which are independent directors as defined by Section 303A.02 of the New York Stock Exchange Listed Company Manual.
4.    Stock Available for Awards.
(a)    Number of Shares; Share Counting.
(1)    Authorized Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to 55,974,756 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”), which number shall include (i) 41,377,150 shares of Common Stock subject to Awards previously granted under the Prior Plan, (ii) 4,997,606 shares of Common Stock that remain available for issuance under the Prior Plan and (iii) the number of shares of Common Stock subject to awards granted under the Company’s Amended and Restated Stock Option Plan which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issue price pursuant to a contractual repurchase right (subject, in the case of Incentive Stock Options (as defined in Section 5(b)) to any limitations under the Code). Any or all shares of Common Stock available for issuance under the Plan may be issued or used in the form of Incentive Stock Options. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.
(2)    Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan, the number of shares exempt from the minimum vesting requirements under Section 11(h) and the number of shares exempt from the prohibition on acceleration under Section 11(i):

(A)    all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan, the number of shares exempt from the minimum vesting requirements under Section 11(h) and the number of shares exempt from the prohibition on acceleration under Section 11(i); provided, however, that (i) any Award that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;
(B)    if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan, the number of shares exempt from the minimum vesting requirements under Section 11(h) and the number of shares exempt from the prohibition on acceleration under Section 11(i) shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise, and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;
(C)    shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and
(D)    shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.
(b)    Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1), except as may be required by reason of Section 422 and related provisions of the Code.

5.    Stock Options.
(a)    General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable laws, as it considers necessary or advisable. Each Option granted under the Plan shall either be an Incentive Stock Option or a Nonstatutory Stock Option. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option”.
(b)    Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or to any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option. To the extent an Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof which does not so qualify shall constitute a separate Nonstatutory Stock Option.
(c)    Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% (or in the case of an Incentive Stock Option granted to a person owning stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, 110%) of the fair market value per share of Common Stock as determined by (or in a manner approved by) the Board (“Fair Market Value”) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.
(d)    Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.
(e)    Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.
(f)    Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:
(1)    in cash or by check, payable to the order of the Company;

(2)    except as may otherwise be provided in the applicable Option agreement, or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;
(3)    to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;
(4)    to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive the number of shares of Common Stock underlying the portion of the Option so exercised reduced by the number of shares of Common Stock equal to the aggregate exercise price of the portion of the Option being exercised divided by the Fair Market Value of the Common Stock on the date of exercise;
(5)    to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or
(6)    by any combination of the above permitted forms of payment.
(g)    Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an eligible employee during any calendar year under the Plan and/or any other stock option plan of the Company or a parent or subsidiary corporation exceeds $100,000 or such other amount as may be prescribed by Section 422 of the Code, such excess shall be treated as Nonstatutory Stock Options.
(h)    Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the applicable listing standards (the “Exchange Listing Standards”) of the national securities exchange on which the Common Stock is listed (if any).

(i)    No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.
(j)    Dividend Equivalents. Unless otherwise provided in the applicable Award agreement, no Option granted under the Plan will entitle the Participant to the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”).
6.    Stock Appreciation Rights.
(a)    General. The Board may grant Awards consisting of Stock Appreciation Rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(b)(3). The date as of which such appreciation is determined shall be the exercise date.
(b)    Grants. SARs may be granted in tandem with, or independently of, Options granted under the Plan.
(1)    Tandem Awards. When SARs are expressly granted in tandem with Options, (i) the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event and except that an SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR will be transferable only with the related Option.
(2)    Independent SARs. An SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.
(3)    Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.
(4)    Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.
(5)    Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(c)    Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding stock appreciation right (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having a measurement price per share lower than the then-current measurement price per share of the cancelled stock appreciation right, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the Exchange Listing Standards.
(d)    No Reload Rights. No SAR granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.
(e)    Dividend Equivalents. Unless otherwise provided in the applicable Award agreement, no SAR granted under the Plan will entitle the Participant to the right to receive Dividend Equivalents.
7.    Restricted Stock; Restricted Stock Units.
(a)    General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award agreement are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).
(b)    Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.
(c)    Additional Provisions Relating to Restricted Stock.
(1)    Dividends. Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Accrued Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. No interest will be paid on Accrued Dividends.

(2)    Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock as well as dividends or distributions paid on such Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death, or (ii) in the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.
(d)    Additional Provisions Relating to Restricted Stock Units.
(1)    Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in each case in a manner that complies with Section 409A of the Code.
(2)    Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.
(3)    Dividend Equivalents. The Award agreement for Restricted Stock Units may provide a Participant with the right to receive Dividend Equivalents. Unless otherwise provided in the applicable Award agreement, Dividend Equivalents shall be credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and shall be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which they relate and shall not be paid unless and until such Restricted Stock Units have vested and been earned. No interest will be paid on Dividend Equivalents.
8.    Other Stock-Based Awards.
(a)    General. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.
(b)    Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

(c)    Dividend Equivalents. The Award agreement for any Other Stock-Based Award may provide a Participant with the right to receive Dividend Equivalents. Unless otherwise provided in the applicable award agreement, Dividend Equivalents shall be credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and shall be subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Award with respect to which they relate and shall not be paid unless and until such Other Stock-Based Award has vested and been earned. No interest will be paid on Dividend Equivalents.
9.    Performance Awards. Restricted Stock, Restricted Stock Units and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9 (“Performance Awards”). The performance goals to be achieved during a performance period shall be determined by the Board upon the grant of each Performance Award. Without limiting the scope of the preceding sentence, the Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance goals applicable to a Performance Award, and any such performance goals may differ among Performance Awards granted to any one Participant or to different Participants. Performance Awards may be paid in cash, shares of Common Stock, other property or any combination thereof, in the sole discretion of the Board and set forth in the applicable Award agreement.
10.    Adjustments for Changes in Common Stock and Certain Other Events.
(a)    Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the share counting rules, (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award, and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
(b)    Reorganization Events.
(1)    Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2)    Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in the applicable Award agreement or another agreement between the Participant and the Company): (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 10(b), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.
For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3)    Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for the termination or deemed satisfaction of such repurchase or other rights under the Restricted Stock Agreement or any other agreement between the Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.
11.    General Provisions Applicable to Awards.
(a)    Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.
(b)    Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.
(c)    Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.
(d)    Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e)    Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise vesting, or release from forfeiture of an Award or, if the Company so requires, at the same time as payment of the exercise or purchase price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on maximum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
(f)    Amendment of Award. Except as otherwise provided in Sections 5(g), 6(c), 9, 11(h), 11(i) and 12(d), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10.
(g)    Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
(h)    Limitations on Vesting. Subject to Section 11(i), no Award shall vest earlier than the first anniversary of its date of grant, unless such Award is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the Participant. The foregoing sentence shall not apply to (i) Awards granted to non-employee Directors and (ii) in addition to any Awards granted to non-employee Directors, an aggregate of up to 5% of the maximum number of authorized shares set forth in Section 4(a)(1).

(i)    Acceleration. The Board may, at any time, provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be, solely (A) upon the death or disability of the Participant, (B) upon a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company or pursuant to Section 10, or (C) in any other circumstance with respect to Awards covering an aggregate of up to 5% of the maximum number of authorized shares set forth in Section 4(a)(1). In addition, the Board may provide, at any time and for any reason, that any Award shall become immediately exercisable in whole or in part, free from some or all of the restrictions and conditions applicable to such Award or otherwise realizable in whole or in part, as the case may be, solely to the extent required by an agreement, obligation or applicable law.
12.    Miscellaneous.
(a)    No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
(b)    No Rights As Stockholder. Subject to the provisions of the applicable Award agreement, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.
(c)    Effective Date and Term of Plan. Except as provided in the following sentence, the Plan as set forth herein supersedes and replaces in its entirety the Prior Plan. Notwithstanding any provisions herein to the contrary, each Award granted under the Prior Plan prior to the Effective Date shall be subject to the terms and provisions applicable to such Award under the Prior Plan as in effect immediately prior to the Effective Date. No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, which is March 23, 2031, but Awards previously granted may extend beyond that date.

(d)    Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) no amendment that would require stockholder approval under the Exchange Listing Standards may be made effective unless and until the Company’s stockholders approve such amendment; and (ii) if the Exchange Listing Standards are amended so that such rules no longer require stockholder approval of “material revisions” to equity compensation plans, then, from and after the effective date of such amendment to the Exchange Listing Standards, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan.
(e)    Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying or accommodating applicable securities or tax laws of various jurisdictions or to qualify for preferred tax treatment of such jurisdiction. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.
(f)    Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Code Section 409A) (the “New Payment Date”), except as Code Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.
The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Code Section 409A but do not to satisfy the conditions of that section.

(g)    Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee, or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, other employee, or agent of the Company. The Company will indemnify and hold harmless each director, officer, other employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such person’s own fraud or bad faith.
(h)    Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

R1 RCM INC.
401 NORTH MICHIGAN AVENUE
CHICAGO, IL 60611

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RCM2021**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D41976-P51886

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

R1 RCM INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Michael C. Feiner
02) Joseph Flanagan
03) John B. Henneman, III
04) Alex J. Mandl
05) Neal Moszkowski
06) Ian Sacks
07) Jill Smith
08) Anthony J. Speranzo
09) Anthony R. Tersigni
10) Albert R. Zimmerli

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. To approve our Third Amended and Restated 2010 Stock Incentive Plan.	☐	☐	☐
3. To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐
4. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D41977-P51886

R1 RCM INC.
Annual Meeting of Stockholders
May 20, 2021 8:30 AM (CT)
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Rachel Wilson and M. Sean Radcliffe and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side, all the shares of R1 RCM Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of R1 RCM Inc. to be held on May 20, 2021 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO INDICATION IS MADE, THE PROXIES SHALL VOTE FOR THE ELECTION OF ALL DIRECTOR NOMINEES AND FOR PROPOSALS 2, 3 AND 4.

Continued and to be signed on reverse side